SANDBOX ROYALTIES CORP.

OMNIBUS EQUITY INCENTIVE PLAN

SEPTEMBER 1, 2022

SANDBOX ROYALTIES CORP.

OMNIBUS EQUITY INCENTIVE PLAN

Sandbox Royalties Corp. (the "Corporation") hereby establishes this Plan (as defined below) for certain Employees, Directors and Consultants (in each case, as defined in this Plan).

ARTICLE 1
INTERPRETATION

1.1 Definitions

Where used in this Plan, any amendments to this Plan, or any communication required or permitted to be given under this Plan, the following terms will have the following meanings unless the context otherwise requires:

"Account" means a notional account maintained for each Participant on the books of the Corporation which will be credited with Awards in accordance with the terms of this Plan;

"Affiliate" has the meaning given to such term in Section 1.2 of Policy 1.1 - Interpretation of the Corporate Finance Manual of the TSXV;

"Applicable Law" means any applicable law, including: (a) the Business Corporations Act (British Columbia), (b) Applicable Securities Laws, (c) the ITA and the ITA Regulations, (d) the Code, and (e) any other applicable corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, provincial, state, local or foreign, and, for the purposes of this definition, also includes the Exchange Rules;

"Applicable Securities Laws" means (a) the Securities Act (British Columbia) and the equivalent thereof in each province and territory of Canada in which the Corporation is a "reporting issuer" or the equivalent thereof, together with the regulations, rules and blanket orders of the securities commission or similar regulatory authority in each of such jurisdictions, and (b) if a relevant Participant is a U.S. Person, the U.S. Securities Act, the U.S. Exchange Act and any rules or regulations thereunder and any applicable state securities laws;

"Applicable Withholding Taxes" means such amount as may be necessary for the Corporation or any Subsidiary to deduct or withhold from any Award granted, from any payment due or transfer made under any Award or under this Plan, or from any compensation or other amount owing to a Participant, so as to ensure the Corporation and any Subsidiary will be able to comply with the applicable provisions of any Applicable Law relating to the withholding of tax or other required deductions;

"Appreciation Value" means, in respect of any SAR, an amount equal to the Market Price on the date the SAR is settled less the Base Value;

"Award" means any Option, Share Unit, DSU or SAR granted pursuant to, or otherwise governed by, this Plan;

"Award Agreement" means an agreement evidencing the grant to a Participant of an Award, including an Option Agreement, a Share Unit Agreement, a DSU Agreement, a SAR Agreement, an Employment Agreement or a Consulting Agreement;

"Base Value" is defined in Section 4.2(3);

"Beneficiary" means any Person designated by a Participant by written notice to the Corporation to receive any amount, securities or property payable under this Plan in the event of such Participant's death or, failing any such effective designation, such Participant's estate, provided that a "Beneficiary" in respect of DSUs granted to a Canadian Employee Participant under this Plan will be limited to an individual who is a dependent or relation of such Participant or the legal representative of such Participant, and the written notice contemplated above must be filed with the Corporation within one year of such Participant's death;

"Blackout Expiry Date" means the date on which a Blackout Period expires, which shall be when the undisclosed material information that led to the imposition of the Blackout Period has been generally disclosed;

"Blackout Period" means a period during which the Corporation prohibits Participants from trading securities of the Corporation, which includes exercising, redeeming or settling Awards, that is formally imposed by the Corporation pursuant to its internal trading policies as a result of the bona fide existence of undisclosed material information (which, for greater certainty, does not include a period during which a Participant or the Corporation is subject to a cease trade order or similar order under Applicable Securities Laws in respect of the Corporation's securities);

"Board" means the board of directors of the Corporation as constituted from time to time;

"Business Day" means a day, other than a Saturday, Sunday or statutory holiday, when Canadian chartered banks are generally open for business in Vancouver, British Columbia for the transaction of banking business;

"Canadian Employee Participant" means a Canadian Participant who is granted an Award in respect of, in the course of, or by virtue of such Participant's "office or employment" within the meaning of the ITA;

"Canadian Participant" means a Participant who is a resident of Canada and/or who is granted an Award in respect of, or by virtue of, employment services rendered in Canada, provided that, for greater certainty, a Participant may be both a Canadian Participant and a U.S. Taxpayer;

"Cash-or-Share-Settled Share Unit" is defined in Section 5.1.

"Cause" is defined in Section 7.2(1);

"Change of Control" means, unless the Board determines otherwise, the happening, in a single transaction or in a series of related transactions, of any of the following events:

(a) any transaction (other than a transaction described in paragraph (b) below) pursuant to which any Person or group of Persons acting jointly or in concert acquires direct or indirect beneficial ownership of securities of the Corporation representing 50% or more of the aggregate voting power of all of the Corporation's then issued and outstanding securities entitled to vote in the election of members of the Board, other than any such acquisition that occurs upon the exercise or settlement of options or other securities granted by the Corporation under any of the Corporation's equity incentive plans,

(b) there is consummated an arrangement, amalgamation, merger, consolidation, business combination or similar transaction involving (directly or indirectly) the Corporation and, immediately after the consummation of such transaction, the Shareholders immediately prior to such transaction do not beneficially own, directly or indirectly, either (i) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving or resulting entity in such transaction or (ii) more than 50% of the combined outstanding voting power of the parent of the surviving or resulting entity in such transaction, in each case in substantially the same proportions as their beneficial ownership of the outstanding voting securities of the Corporation immediately prior to such transaction,

(c) the sale, lease, exchange, license or other disposition of assets, rights or properties of the Corporation or any Subsidiary which have an aggregate book value greater than 50% of the book value of the assets, rights and properties of the Corporation and its Subsidiaries on a consolidated basis to any other Person, other than a disposition to a wholly-owned Subsidiary in the course of a reorganization of the assets of the Corporation and/or its wholly-owned Subsidiaries,

(d) the passing of a resolution by the Board or the Shareholders to substantially liquidate the assets of the Corporation or wind up the Corporation's business or significantly rearrange its affairs or the commencement of proceedings for such a liquidation, winding-up or re-arrangement (except where such re-arrangement is part of a bona fide reorganization of the Corporation in circumstances where the business of the Corporation is continued and the shareholdings remain substantially the same following the re-arrangement), or

(e) individuals who, immediately prior to a particular time, are members of the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the members of the Board immediately following such time, provided that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board;

"Code" means the United States Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder;

"Code Section 409A" means Section 409A of the Code and applicable regulations and guidance issued thereunder;

"Consultant" means an individual, other than an Employee or Director and including a Management Company Employee, or company that: (a) is engaged to provide on an ongoing bona fide basis, consulting, technical, management or other services to the Corporation or to a Subsidiary, other than services provided in relation to a distribution, (b) provides the services under a written contract between the Corporation or a Subsidiary and the individual or company, as the case may be, and (c) in the reasonable opinion of the Corporation, spends or will spend a significant amount of time and attention on the affairs and business of the Corporation or a Subsidiary;

"Consulting Agreement" means any written consulting agreement between the Corporation or a Subsidiary and a Participant who is a Consultant;

"Designated Broker" means a broker who is independent of, and deals at arm's length with, the Corporation and its Subsidiaries and is designated by the Corporation;

"Director" means a member of the Board or the board of directors of a Subsidiary;

"Disinterested Shareholder Approval" means approval by a majority of the votes cast with respect to such approval by the Shareholders at a duly constituted Shareholders' meeting, excluding votes required to be excluded in respect of the subject matter of such approval pursuant to Applicable Laws;

"Dividend Equivalent" means additional Share Units or DSUs credited to a Participant's Account as a dividend equivalent pursuant to Section 5.8 or Section 6.7;

"DSU" means a deferred share unit, which is a notional and conditional right awarded to a Participant under this Plan to receive a payment as provided in Section 6.3 and subject to the terms and conditions of this Plan;

"DSU Agreement" means a written agreement between the Corporation and a Participant evidencing the grant of DSUs and the terms and conditions of such grant, substantially in the form attached as Exhibit "D";

"DSU Redemption Date" means, with respect to a particular DSU, the date on which such DSU is redeemed in accordance with the provisions of this Plan;

"Eligible Participant" means: (a) in respect of a grant of Options, any Director, Employee or Consultant, (b) in respect of a grant of Share Units or SARs, any Director, Employee or Consultant other than an Investor Relations Service Provider, and (c) in respect of a grant of DSUs, any Non-Employee Director other than an Investor Relations Service Provider;

"Employee" means an employee, within the meaning of the ITA, of the Corporation or a Subsidiary, and includes an Officer;

"Employer" means either the Corporation or a Subsidiary and means:

(a) with respect to a Participant who is an Employee, the corporation that employs the Participant or that employed the Participant immediately prior to the termination of his employment,

(b) with respect to a Participant who is a Consultant, the corporation to whom the Participant provides or provided consulting services, and

(c) with respect to a Participant who is a Director, the corporation on whose board of directors the Participant serves or served at the time an Award was granted to the Participant;

"Employment Agreement" means, with respect to any Participant, any written employment agreement between the Corporation or a Subsidiary and such Participant;

"Exchange" means the TSXV or, if the Shares are not listed and posted for trading on the TSXV at a particular date, such other stock exchange or trading platform upon which the Shares are listed and posted for trading and which has been designated by the Board;

"Exchange Rules" means the rules and/or policies of any Exchange or automated quotation system on which the Shares are listed, quoted or traded at an applicable time;

"Exercise Notice" means a notice in writing signed by a Participant and stating the Participant's intention to exercise an Option;

"Expiry Date" means the date by which an Award must be exercised, settled or redeemed, as the case may be;

"Grant Date" means, in respect of an Award, the date on which such Award is granted, provided that if the grant of an Award is approved during a Blackout Period, the Grant Date in respect of such Award will be deemed to be the tenth trading day on the Exchange immediately following the Blackout Expiry Date;

"Insider" has the meaning given to such term in Section 1.2 of Policy 1.1 - Interpretation of the Corporate Finance Manual of the TSXV;

"Investor Relations Activities" has the meaning given to such term in Section 1.2 of Policy 1.1 - Interpretation of the Corporate Finance Manual of the TSXV;

"Investor Relations Service Provider" means any Consultant that performs Investor Relations Activities and any Director, Employee or Management Company Employee whose role and duties primarily consist of Investor Relations Activities;

"IRS" means the United States Internal Revenue Service;

"Issued Shares" means the issued and outstanding Shares;

"ITA" means the Income Tax Act (Canada);

"ITA Regulations" means the regulations promulgated under the ITA;

"Management Company Employee" means an individual employed by a Person providing management services to the Corporation, which services are required for the ongoing successful operation of the business enterprise of the Corporation;

"Market Price" means: (a) if the Shares are then listed on the TSXV, the closing price per Share on the TSXV on the last Trading Day prior to the particular date as of which the Market Price is required to be determined, (b) if the Shares are not listed on the TSXV, the closing price per Share on any other Exchange on which the Shares are then listed (and, if more than one, will be the Exchange on which the majority of trading in the Shares occurs) on the last Trading Day prior to such date, or (c) if the Shares are not listed on any Exchange as of such date, such price as is determined solely by the Board, acting reasonably and in good faith, and such determination will be conclusive and binding on all Persons;

"Non-Employee Director" means a member of the Board who is not otherwise an Employee;

"Officer" means an officer of the Corporation;

"Option" means a stock option, which is a right granted to a Participant under this Plan, entitling such Participant to acquire a Share as provided in Article 3 and subject to the terms and conditions of this Plan;

"Option Agreement" means a written agreement between the Corporation and a Participant evidencing a grant of Options and the terms and conditions of such grant, substantially in the form attached as Exhibit "A";

"Option Price" is defined in Section 3.2(1);

"Participant" means any Eligible Participant that is granted one or more Awards under this Plan;

"Performance Criteria" means specified criteria, other than the mere continuation of employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Option, Share Unit or SAR;

"Performance Period" means the period determined by the Board at the time any Option, Share Unit or SAR is granted or at any time after during which any Performance Criteria and any other vesting conditions specified by the Board with respect to such Option, Share Unit or SAR are to be measured;

"Performance Share Unit" is defined in Section 5.1;

"Person" means an individual, corporation, company, cooperative, partnership, trust, unincorporated association, entity with juridical personality or governmental authority or body, and pronouns which refer to a Person have a similarly extended meaning;

"Plan" means this Omnibus Equity Incentive Plan, including the attached exhibits, as the same may be amended or amended and restated from time to time;

"Redemption Date" is defined in Section 5.6(1), as modified by Section 5.6(4);

"Restricted Share Unit" is defined in Section 5.1;

"Restriction Period" means, with respect to a particular grant of Share Units, the period between the Grant Date of such Share Units and the latest Vesting Date in respect of any portion of such Share Units;

"SAR" means a share appreciation right, which is a right awarded under this Plan to receive a cash payment or its equivalent in fully paid Shares (or a combination) equal to the Appreciation Value of such right, at the time, in the manner, and subject to the terms and conditions of this Plan;

"SAR Agreement" means a written agreement between the Corporation and a Participant evidencing the grant of SARs and the terms and conditions of such grant, substantially in the form attached as Exhibit B;

"SEC" means the United States Securities and Exchange Commission;

"Separation from Service" has the meaning ascribed to it under Code Section 409A;

"Share" means a common share in the capital of the Corporation;

"Share Compensation Arrangement" means any stock option plan, employee stock purchase plan, long-term incentive plan or other compensation or incentive mechanism involving the issuance or potential issuance of Shares from treasury, including a share purchase from treasury by a full-time Employee, Director, Insider or Consultant which is facilitated by the Corporation or a Subsidiary;

"Share-Settled Share Unit" is defined in Section 5.6(1);

"Share Unit" means a right, including a Restricted Share Unit or a Performance Share Unit, awarded to a Participant under this Plan to receive a payment as provided in Article 5 and subject to the terms and conditions of this Plan, and includes Cash-or-Share Settled Share Units and Share-Settled Share Units;

"Share Unit Agreement" means a written agreement between the Corporation and a Participant evidencing the grant of Share Units and the terms and conditions of such grant, substantially in the form attached as Exhibit "C";

"Share-Settled Share Unit Deferred Settlement Election" is defined in Section 5.6(4), and shall be substantially in the form attached as Exhibit "E";

"Share Unit Outside Expiry Date" is defined in Section 5.6(5)(d);

"Shareholder" means a shareholder of the Corporation;

"Subsidiary" means a Person that is controlled, directly or indirectly, by the Corporation; provided that, in all cases, in applying the provisions of this Plan to Options or DSUs granted to a Canadian Employee Participant, a Person will only constitute a "Subsidiary" if such Person is a corporation controlled, directly or indirectly, by the Corporation;

"Termination Date" means (a) in the event of a Participant's resignation, the date on which such Participant ceases to be a Director, Employee or Consultant, (b) in the event of the termination of a Participant's employment, position as a Director or engagement as Consultant, the effective date of the termination as specified in the notice of termination provided to such Participant by the Corporation or a Subsidiary, as the case may be, and (c) in the event of a Participant's death, the date of death; provided that, in all cases, in applying the provisions of this Plan to DSUs granted to a Canadian Employee Participant, the "Termination Date" will be the latest date on which such Participant is neither a Director nor Employee nor a director or employee of any Affiliate;

"Termination of Service" means that a Participant has ceased to be an Eligible Participant;

"Trading Day" means any day on which the Exchange is open for trading;

"TSXV" means the TSX Venture Exchange;

"United States" has the meaning ascribed thereto under Regulation S under the U.S. Securities Act;

"U.S. Exchange Act" means that United States Securities Exchange Act of 1934, as amended;

"U.S. Participant" means a Participant who is a resident or citizen of the United States for the purposes of the Code and/or who is subject to taxation under the Code in respect of any Award awarded or granted under this Plan;

"U.S. Person" has the meaning ascribed thereto under Regulation S under the U.S. Securities Act;

"U.S. Securities Act" means the United States Securities Act of 1933, as amended;

"U.S. Share Unit Outside Expiry Date" is defined in Section 5.1;

"U.S. Taxpayer" means a Participant who is a United States citizen, a United States permanent resident or other Person who is subject to taxation on their income or in respect of Awards under the Code, provided that, for greater certainty, a Participant may be both a Canadian Participant and a U.S. Taxpayer;

"Vesting Date" is defined in Section 5.4; and

"VWAP" means the volume weighted average trading price of the Shares on the Exchange, calculated by dividing the total value by the total volume of the Shares traded for the five trading days immediately preceding the exercise of the subject Option.

1.2 Interpretation

Unless otherwise provided in this Plan, in this Plan:

(a) whenever a provision provides that the Board is to exercise discretion or authority in the administration of the terms and conditions of this Plan, the term "discretion" or "authority" means the sole and absolute discretion or authority, as the case may be, of the Board;

(b) the provision of a table of contents, the division of this Plan into Articles, Sections and other subdivisions, and the insertion of headings are for convenient reference only and do not affect the interpretation of this Plan;

(c) words importing the singular include the plural and vice versa and words importing any gender include any other gender;

(d) the words "including", "includes" and "include" and any derivatives of such words mean "including (or includes or include) without limitation" or similar phrases.

(e) the expressions "Article", "Section" or other subdivision followed by a number mean and refer to the specified Article, Section or other subdivision of this Plan;.

(f) and unless otherwise specified in an Award Agreement, all references to dollar amounts are to Canadian currency, and where any amount is required to be converted to or from a currency other than Canadian currency, such conversion will be based on the exchange rate quoted by the Bank of Canada on the applicable date;

(g) any date that falls on a date that is not a Business Day shall be deemed to refer to the next succeeding Business Day;

(h) any reference to this Plan or any Award Agreement includes, and is a reference to, this Plan or such other Award Agreement as the same may have been, or may from time to time be, amended, restated, replaced, supplemented or novated, and includes all schedules and exhibits;

(i) any reference to a statute refers to such statute and all rules and regulations made under it, as it or they may have been, or may from time to time be, amended, re-enacted or replaced;

(j) any reference in this Agreement to a Person includes such Person's heirs, administrators, executors, legal representatives, successors and permitted assigns, as the case may be, provided that the legal representatives of a Participant will only include the legal representative of such Participant's estate or will; and

(k) if any action may be taken within, or any right or obligation is to expire at the end of, a period of days under this Plan, then the first day of the period is not counted, but the Expiry Date is counted.

ARTICLE 2
PURPOSE AND ADMINISTRATION OF THIS PLAN; GRANTING OF AWARDS

2.1 Purpose of this Plan

The purpose of this Plan is to permit the Corporation to grant Awards to Eligible Participants, subject to certain conditions as set out in this Plan, for the following purposes:

(a) to increase the interest in the Corporation's Eligible Participants, who share responsibility for the business management and growth of the Corporation;

(b) to provide an incentive to Eligible Participants to continue their services to the Corporation or a Subsidiary and to motivate such Eligible Participants whose skills, experience, performance and loyalty to the objectives and interests of the Corporation  or a Subsidiary are necessary or essential to its success;

(c) to reward Eligible Participants for their performance of services while working for the Corporation or a Subsidiary; and

(d) to provide a means through which the Corporation or a Subsidiary may attract and retain Persons to enter its employment or service.

2.2 Implementation and Administration of this Plan

(1) This Plan will be administered and interpreted by the Board or, if the Board by resolution so decides, by a committee appointed by the Board. If a committee is appointed for this purpose, all references to the "Board" in this Plan will be deemed references to such committee. Nothing contained in this Plan will prevent the Board from adopting other or additional Share Compensation Arrangements or other compensation arrangements, subject to any required approvals.

(2) Subject to Article 8 and any applicable Exchange Rules, the Board may from time to time, as it may deem expedient or appropriate, adopt, amend or rescind the terms of this Plan, including to address any tax or other requirements of any applicable jurisdiction.

(3) Subject to the provisions of this Plan, the Board is authorized, in its sole discretion, to make such determinations under, and such interpretations of, and take such steps and actions in connection with, the proper administration and operation of this Plan as it may deem necessary or advisable. The interpretation, administration, construction and application of this Plan made by the Board will be final and binding on the Corporation, its Subsidiaries and all Eligible Participants.

(4) No member of the Board nor any Person acting pursuant to authority delegated by the Board under this Plan will be liable for any action or determination taken or made in good faith in the administration, interpretation, construction or application of this Plan or any Award. Members of the Board, or any Person acting at the direction or on behalf of the Board, will, to the extent permitted by Applicable Law, be fully indemnified and protected by the Corporation with respect to any such action or determination.

(5) This Plan will not in any way fetter, limit, obligate, restrict or constrain the Board with regard to the allotment or issuance of any Shares or any other securities of the Corporation. For greater clarity, the Corporation will not by virtue of this Plan be in any way restricted from declaring and paying stock dividends, repurchasing Shares or varying or amending its share capital or corporate structure.

(6) To the extent not inconsistent with Applicable Law, the Board may authorize one or more Officers to do one or more of the following with respect to Employees who are not Directors or Officers: (a) designate Employees to be recipients of Awards; (b) determine the number of Shares subject to such Awards to be received by such Employees; and (c) cancel or suspend Awards to such Employees, provided that: (i) any resolution of the Board authorizing such Officer(s) must specify the total number of Shares subject to Awards that such Officer(s) may so award; and (ii) the Board may not authorize any Officer to designate themselves as the recipient of an Award.

2.3 Participation in this Plan

(1) The Corporation makes no representation or warranty as to the future Market Price or with respect to any income tax matters affecting any Participant resulting from the grant, vesting, exercise or settlement of any Award, any transactions in the Shares or otherwise in respect of participation under this Plan. Neither the Corporation nor any of its Directors, Officers, Employees, Shareholders, agents or representatives will be liable for anything done or omitted to be done by such Person or any other Person with respect to the price, time, quantity or other conditions and circumstances of the grant of Awards, issuance of Shares or settlement of Awards in cash under this Plan, or in any other manner related to this Plan. For greater certainty, no amount will be paid to, or in respect of, a Participant (or any Person with whom the Participant does not deal at arm's length within the meaning of the ITA) under this Plan or pursuant to any other arrangement, and no additional Awards will be granted to such Participant (or any Person with whom the Participant does not deal at arm's length within the meaning of the ITA) to compensate for a downward fluctuation in the price of the Shares or any shares of a related (within the meaning of the ITA) corporation, nor will any other form of benefit be conferred upon, or in respect of, a Participant (or any Person with whom the Participant does not deal at arm's length within the meaning of the ITA) for such purpose. The Corporation and its Subsidiaries do not assume, and will not have any responsibility for, the income or other tax consequences resulting to any Participant in connection with or related to any Award and each Participant is strongly advised to consult their own tax advisors.

(2) Participants (and their legal representatives) will have no legal or equitable right, claim or interest in any specific property or asset of the Corporation or any Subsidiary. No asset of the Corporation or any Subsidiary will be held in any way as collateral security for the fulfillment of the obligations of the Corporation or any Subsidiary under this Plan. Unless otherwise determined by the Board, this Plan will be unfunded. To the extent any Participant or its estate holds any rights by virtue of a grant of an Award, such rights (unless otherwise determined by the Board) will be no greater than the rights of an unsecured creditor of the Corporation.

(3) Unless otherwise determined by the Board, the Corporation will not offer financial assistance to any Participant in regards to the exercise of any Award.

2.4 Shares Subject to this Plan

(1) Subject to adjustment pursuant to Article 8, and as may be approved by the Exchange and the Shareholders from time to time:

(a) the securities that may be acquired by Participants pursuant to Awards will consist of authorized but unissued Shares in an amount not to exceed the percentage set out below at the time of grant, provided that, in the case of Cash-or-Share Settled Share Units, SARs and DSUs, the Corporation (or applicable Subsidiary) may, in its sole discretion, elect to settle such Cash-or-Share Settled Share Units, SARs or DSUs in cash or in Shares acquired in the open market by a Designated Broker for the benefit of a Participant; and

(b) the number of Shares reserved for issuance, in the aggregate, pursuant to the settlement or exercise of Awards granted under this Plan will be equal to a maximum of 10% of the Issued Shares from time to time, less the number of Shares reserved for issuance pursuant to any other Share Compensation Arrangement (if any).

(2) For the purposes of calculating the number of Shares reserved for issuance under this Plan:

(a) each Option and each Share-Settled Share Unit will be counted as reserving one Share under this Plan; and

(b) notwithstanding that the settlement of any Cash-or-Share Settled Share Unit, DSU or SAR in Shares will be in the sole discretion of the Corporation as provided in this Plan, each Cash-or-Share Settled Share Unit, DSU and SAR will be counted as reserving one Share under this Plan.

(3) No Award may be granted if such grant would have the effect of causing the total number of Shares reserved for issuance under this Plan to exceed the maximum number of Shares reserved for issuance under this Plan as set out above in Section 2.4(1)(b).

(4) This Plan is considered to be a "rolling" plan because if (a) an outstanding Award (or portion of such Award) expires or is forfeited, surrendered, cancelled or otherwise terminated for any reason without having been exercised or settled; or (b) an outstanding Award (or portion of such Award) is settled in cash, then in each such case the Shares reserved for issuance in respect of such Award (or portion of such Award) will again be available for issuance under this Plan, and the number of Shares reserved for issuance in respect of Awards will increase if the total number of issued and outstanding Shares increases.

2.5 Participation Limits

(1) In no event will this Plan, together with all other previously established and outstanding Share Compensation Arrangements (if any), permit at any time:

(a) the maximum aggregate number of Shares that are issuable pursuant to all Awards granted or issued to Insiders (as a group) to exceed 10% of the Issued Shares at any point in time;

(b) the maximum aggregate number of Shares that are issuable pursuant to all Awards granted or issued in any 12 month period to Insiders (as a group) to exceed 10% of the Issued Shares, calculated as at the date any Award is granted or issued to any Insider; or

(c) the maximum aggregate number of Shares that are issuable pursuant to all Awards granted or issued in any 12 month period to any one Person (and where permitted under this Plan, any companies that are wholly owned by that Person) to exceed 5% of the Issued Shares, calculated as at the date any Award is granted or issued to the Person, unless the Corporation has obtained the requisite Disinterested Shareholder Approval.

(2) The maximum aggregate number of Shares that are issuable pursuant to all Awards granted or issued in any 12 month period to any one Consultant must not exceed 2% of the Issued Shares, calculated as at the date any Award is granted or issued to the Consultant.

(3) The maximum aggregate number of Shares that are issuable pursuant to all Options granted in any 12 month period to all Investor Relations Service Providers in aggregate must not exceed 2% of the Issued Shares, calculated as at the date any Option is granted to any such Investor Relations Service Provider, and such Options will be subject to the vesting requirements set out in Section 3.2(2).

(4) Investor Relations Service Providers may not receive any Awards other than Options. For so long as the Corporation is listed on the TSXV, the Board will, through the establishment of appropriate procedures as determined by the Board in its discretion from time to time, monitor the trading in the securities of the Corporation by all Investor Relations Service Providers. These procedures may include, for example, the establishment of a designated brokerage account through which an Investor Relations Service Provider conducts all trades in the securities of the Corporation or a requirement that Investor Relations Service Providers file reports of their trades with the Board on a basis that is similar to reports required to be filed by reporting insiders under National Instrument 55-104 - Insider Reporting Requirements and Exemptions.

(5) Upon authorization by the Board of the exercise of an Option on a "cashless exercise" basis pursuant to Section 3.7(3) or "net exercise" basis pursuant to Section 3.7(4), the number of Options exercised, surrendered or converted, and not the number of Shares actually issued by the Corporation, will be included in calculating the limits set forth in Section 2.4(1)(b) and this Section 2.5. Notwithstanding the forgoing, Shares reserved for issuance pursuant to an Award that has been settled in cash, cancelled, terminated, surrendered, forfeited or expired without being exercised or settled, and pursuant to which no securities have been issued, will continue to be issuable under this Plan.

2.6 Granting of Awards

Each Award will be subject to the requirement that, if at any time, counsel to the Corporation determines that the listing, registration or qualification of the Shares subject to such Award upon any Exchange or under any Applicable Law, or the consent or approval of any Exchange or any governmental or regulatory body, is necessary as a condition of, or in connection with, the grant, exercise or settlement of such Award, or the issuance or purchase of Shares under such Award, such Award may not be granted, exercised or settled, in whole or in part, unless such listing, registration, qualification, consent or approval will have been effected or obtained on conditions acceptable to the Board. Nothing in this Plan will be deemed to require the Corporation to apply for or to obtain such listing, registration, qualification, consent or approval.

ARTICLE 3
OPTIONS

3.1 Nature of Options

An Option is a stock option granted by the Corporation to a Participant, with each Option entitling such Participant to acquire one Share from treasury subject to the provisions of this Plan. For greater certainty, the Corporation is obligated to issue and deliver a Share on the due exercise of an Option and will have no independent discretion to settle any Option in cash or other property. For the avoidance of doubt, no Dividend Equivalents will be granted in connection with any Option.

3.2 Option Awards

(1) Subject to the provisions of this Plan and any Shareholder or other approval which may be required, the Board may from time to time, in its sole discretion: (a) designate the Eligible Participants who may receive Options; (b) fix the number of Options, if any, to be granted to each Eligible Participant and the date(s) on which such Options will be granted (which will not be prior to the date of the resolution of the Board); (c) subject to Section 3.4, determine the price per Share to be payable upon the exercise of each Option (the "Option Price"); (d) determine the relevant vesting provisions (including Performance Criteria, if applicable) of each Option; and (e) determine the date until which each Option may be exercised, in each case subject to the terms and conditions of this Plan, any applicable Option Agreement and the Exchange Rules. For Options granted to Employees, Management Company Employees and Consultants, the Corporation and the Participant are responsible for ensuring and confirming that the Participant is a bona fide Employee, Management Company Employee or Consultant, as the case may be.

(2) Each Option will vest in accordance with the terms of the Option Agreement entered into in respect of such Option. Notwithstanding the foregoing, Options granted to Investor Relations Service Providers must vest in stages over a period of not less than 12 months, with no more than one-quarter of such Options vesting in any three-month period, and with the first such vesting date to occur no sooner than three months after the applicable Grant Date. No acceleration of the vesting provisions of Options granted to Investor Relations Service Providers is allowed without the prior acceptance of the TSXV.

3.3 Option Agreements

(1) Each grant of an Option will be evidenced by an Option Agreement in substantially the form attached as Exhibit "A" or such other form as the Board may determine in its discretion from time to time. Each Option Agreement will be subject to all applicable terms and conditions of this Plan and any other terms and conditions (including any recoupment, reimbursement or claw-back compensation policy as may be adopted by the Board from time to time) as the Board may deem appropriate, provided that they are not inconsistent with Applicable Law. No Option Agreements entered into pursuant to this Plan must be identical.

(2) Each Option Agreement will contain such terms as may be considered necessary by the Board in order that the Options referenced in such Option Agreement will comply with any provisions respecting options in the income tax laws (including, in respect of Canadian Employee Participants, such terms and conditions so as to ensure that the Option will be continuously governed by Section 7 of the ITA) or other Applicable Laws in force in any country or jurisdiction of which the Participant may from time to time be a resident or citizen, or provide services in, or the rules of any regulatory body having jurisdiction over the Corporation.

(3) To the extent any Options granted to a Participant are options for "non-qualified securities" under the ITA, notification of such Options will be included in the applicable Option Agreement and the Corporation shall make all other necessary notifications or designations required to be made the Corporation under the ITA.

3.4 Option Price

Each Option Price will be determined and approved by the Board when the applicable Option is granted, and will not be less than the Market Price as of the Grant Date, less any discount permitted by the Exchange. A minimum exercise price cannot be established unless the Options are allocated to particular Participants.

3.5 Option Term

The Board will determine, at the time of granting a particular Option, the period during which such Option is exercisable, which will not be more than 10 years after the Grant Date and which may be shortened in accordance with this Plan and the applicable Option Agreement. Unless otherwise determined by the Board, all unexercised Options will be automatically cancelled, without any compensation to the Participant, on the Expiry Date of such Options. Notwithstanding the foregoing, if the Expiry Date falls within a Blackout Period, the Expiry Date will be the date that is 10 Business Days after the Blackout Expiry Date and may not be further extended by the Board.

3.6 Exercise of Options

Prior to its expiration or earlier termination in accordance with this Plan, each Option will be exercisable at such time(s) and/or pursuant to the achievement of such Performance Criteria and/or other vesting conditions as the Board, at the time of granting such Option, may determine in its sole discretion. For greater certainty, any exercise of Options by a Participant must be in compliance with the Corporation's insider trading policy.

3.7 Method of Exercise and Payment of Purchase Price

(1) Subject to the provisions of this Plan, including Sections 3.7(3) and 3.7(4), each Option will be exercisable by the Participant (or its legal representative) delivering a fully completed Exercise Notice (a form of which is attached to Exhibit "A") to the Corporation at its head office, addressed to the attention of the Chief Financial Officer of the Corporation (or any individual that the Chief Financial Officer may from time to time designate) or by giving notice in such other manner as the Corporation may from time to time designate, which notice will specify the number of Options being exercised and will be accompanied by payment, in full, of (a) the Option Price multiplied by the number of Options specified in such Exercise Notice, and (b) such amount in respect of Applicable Withholding Taxes and other applicable source deductions pursuant to Section 9.2. Such payment will be in the form of certified cheque, bank draft, wire transfer or any other form of payment deemed acceptable by the Chief Financial Officer of the Corporation (or any individual that the Chief Financial Officer may from time to time designate).

(2) No later than 10 Business Days after the exercise of an Option and receipt of all payments required to be made by the Participant to the Corporation in connection with such exercise, the Corporation will cause the transfer agent and registrar of the Shares to:

(a) deliver to the Participant (or its legal representative) a certificate in the name of the Participant representing the aggregate number of Shares that the Participant (or its legal representative) has paid for and as are specified in the applicable Exercise Notice; or

(b) in the case of Shares issued in uncertificated form, cause the issuance of the aggregate number of Shares that the Participant (or its legal representative) has paid for and as are specified in such Exercise Notice, which Shares will be evidenced by a book position on the register of the Shareholders maintained by the transfer agent and registrar of the Shares.

(3) The Board may, on terms established by it in its sole discretion and in accordance with Exchange policies (including, if the Corporation is listed on the TSXV, Section 4.8(d)(i) of TSXV Policy 4.4), permit an Option to be exercised by way of a "cashless exercise" basis.

(4) The Board may, in its sole discretion and in accordance with Exchange policies (including, if the Corporation is listed on the TSXV, Section 4.8(d)(ii) of TSXV Policy 4.4), permit Options held by a Participant who is not an Investor Relations Service Provider to be exercised on a "net exercise" basis such that the Participant receives only the number of Shares underlying such Options that is equal to the quotient obtained by dividing:

(A) the product of the number of Options being exercised multiplied by the difference between the VWAP and the Option Price of such Options;

by

(B) the VWAP.

(5) Where the Board permits a cashless exercise of Options as provided in Section 3.7(3) or a net exercise of Options as provided in Section 3.7(4), the Corporation shall, where the holder of the Option would otherwise be entitled to a deduction under paragraph 110(1)(d) of the ITA in respect of the ordinary exercise of the Option, it shall make the requisite elections under subsection 110(1.1) of the ITA to agree not to claim a corporate level deduction in respect of such Option.

(6) No fractional Shares will be issued upon the exercise of Options. If a Participant would become entitled to a fractional Share upon the exercise of an Option, or from an adjustment pursuant to Section 8.1, such Participant will only have the right to acquire the next lowest whole number of Shares, and no payment or other adjustment will be made with respect to the fractional interest so disregarded.

ARTICLE 4
SHARE APPRECIATION RIGHTS

4.1 Nature of SARs

A SAR is an Award granted to a Participant for future services to be rendered that, upon settlement, entitles such Participant to receive cash and/or Shares, as determined by the Corporation in its sole discretion, equal to the Appreciation Value of such SAR.

4.2 SAR Awards

(1) Subject to the provisions of this Plan, including Section 4.2(6), the terms of any applicable SAR Agreement, and any Shareholder or regulatory approval which may be required, the Board may, from time to time, in its sole discretion: (a) designate the Eligible Participants who may receive SARs; (b) fix the number of SARs, if any, to be granted to each Eligible Participant and the date(s) on which such SARs will be granted; (c) determine whether, on settlement of an SAR, a Participant will be entitled to a payment of cash or Shares (or a combination); (d) determine the Base Value of the SARs; and (e) determine the relevant conditions and vesting provisions of each SAR; provided that no such condition or restriction will cause the SAR to constitute a "salary deferral arrangement" within the meaning of Section 248(1) of the ITA. For SARs granted to Employees, Management Company Employees and Consultants, the Corporation and the Participant are responsible for ensuring and confirming that the Participant is a bona fide Employee, Management Company Employee or Consultant, as the case may be.

(2) Subject to the vesting and other conditions and provisions in this Plan and any applicable SAR Agreement, each SAR awarded to a Participant will entitle such Participant to receive, on settlement, a cash payment and/or Shares, as determined by the Board in its sole discretion, equal to the Appreciation Value of such SAR.  For greater certainty, such Appreciation Value shall be based solely on the increase in the fair market value of the Shares and thus is not guaranteed.

(3) All SARs shall have a nil value as of the Grant Date.

(4) The Base Value for each SAR (the "Base Value") will be determined by the Board and specified in the SAR Agreement. The Base Value of a SAR will not be less than the Market Price on the Grant Date.

(5) Each SAR will vest in accordance with the terms of the SAR Agreement entered into in respect of such SAR, provided that no SAR will vest before one year after the Grant Date.

(6) Notwithstanding any other provision of this Article 4, it is intended that SARs granted to Canadian Employee Participants will be excluded from the definition of "salary deferral arrangement" as defined in Section 248(1) of the ITA, and all SARs shall have such terms and conditions, including as to vesting and settlement, as may be necessary or desirable to ensure such treatment. For greater certainty, each SAR will be granted solely in respect of the future service of the Participant and will not be in respect of prior services of such Participant. The Board may only grant a SAR to a Participant so long as none of the main purposes of such grant is to provide the Participant with a payment that is in lieu of salary or wages for services rendered by such Participant in a previous calendar year.

4.3 SAR Award Agreements

(1) Each grant of a SAR will be evidenced by a SAR Agreement in substantially the form attached as Exhibit B or such other form as the Board may determine in its discretion from time to time. Each SAR Agreement will be subject to all applicable terms and conditions of this Plan and any other terms and conditions (including any recoupment, reimbursement or claw-back compensation policy as may be adopted by the Board from time to time) as the Board may deem appropriate, provided that they are not inconsistent with Applicable Law. No SAR Agreements entered into pursuant to this Plan must be identical.

(2) Each SAR Agreement will contain such terms as the Corporation considers necessary in order that the SARs referenced in such SAR Agreement will comply with any provisions respecting share appreciation rights in the income tax laws or other Applicable Laws in force in any country or jurisdiction of which the Participant may from time to time be a resident or citizen, or provide services in, or the rules of any regulatory body having jurisdiction over the Corporation.

(3) Subject to the terms of this Plan and the Exchange Rules, SARs may not be granted with a Base Value that is less than 100% of the Market Price on the Grant Date. For greater certainty, if the Canada Revenue Agency, IRS or any other taxing authority determines that a SAR was granted with a Base Value that was less than the Market Price on the Grant Date, the holder of such SAR will be solely responsible for all taxes, interest, penalties and other costs related to such a determination. At the time of grant of a SAR to a U.S. Taxpayer, the Board will specify in the SAR Agreement evidencing such SAR the date or dates on which the SAR will become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including vesting based upon the U.S. Taxpayer's duration of service to the Corporation or any Affiliate, Performance Criteria, or individual performance or other specific criteria, in each case on such specified date(s) or over such period(s), as determined by the Board, provided that no SAR will vest before one year after the Grant Date. At any time after the grant of a SAR, the Board may accelerate the period during which such SAR vests, provided that no SAR will vest before one year after the Grant Date.

4.4 SAR Term

Each SAR shall expire on the earlier of: (a) December 15th of the calendar year in which such Performance Criteria and/or other vesting conditions applicable to such SAR as determined by the Board at the time of grant of the SAR are achieved; and (b) the fifth anniversary of the date such SAR was granted.

4.5 Settlement of SARs

Each SAR will be settled and automatically paid out by the Corporation, in cash, Shares or a combination of both, at such time within the same year of the achievement of such Performance Criteria and/or other vesting conditions applicable to such SAR as determined by the Board at the time of grant of the SAR, as may be determined by the Board in its sole discretion, provided that such settlement shall be completed by December 15 of the calendar year in which all applicable vesting conditions are achieved. For greater certainty, any settlement of SARs must be made in compliance with the Corporation's insider trading policy.

4.6 Method of Settlement

(1) Subject to the provisions of this Plan, each SAR will be settled by the Corporation at such time in the year the applicable vesting conditions are satisfied as provided in Section 4.2(5) as may be determined by the Board in its sole discretion.

(2) On settlement of a SAR, subject to satisfaction of any Applicable Withholding Taxes and other applicable source deductions pursuant to Section 9.2, the Corporation will:

(a) if the Corporation has determined in its sole discretion to pay the Appreciation Value in whole or in part in Shares, cause the transfer agent and registrar of the Shares either to

(i) deliver to the Participant (or its legal representative) a certificate in the name of the Participant (or its legal representative) representing the aggregate number of Shares that the Participant (or its legal representative) is entitled to, or

(ii) in the case of Shares issued in uncertificated form, issue to the Participant (or its legal representative) the aggregate number of Shares that the Participant (or its legal representative) is entitled to, which Shares will be evidenced by a book position on the register of the Shareholders maintained by the transfer agent and registrar of the Shares, and any fractional Share will be settled in cash; and

(b) if the Corporation has determined in its sole discretion to pay the Appreciation Value in whole or in part in cash, pay such amount to the Participant by cheque, wire transfer or such other payment method as the Corporation and the Participant may agree.

(3) If the Board elects to pay the Appreciation Value in Shares, those Shares may be authorized and unissued Shares issued from the Corporation's treasury or outstanding Shares acquired on the open market through the facilities of an independent broker or a combination thereof. If the Shares are to be acquired on the open market through the facilities of an independent broker, the Corporation will contribute to the Designated Broker an amount of cash sufficient, together with any reasonable brokerage fees or commission fees related thereto, to purchase the whole number of Shares required and the Designated Broker will, as soon as practicable thereafter, purchase those Shares, on behalf of such Participant, on the Exchange.

ARTICLE 5
RESTRICTED AND PERFORMANCE SHARE UNITS

5.1 Nature of Share Units

A Share Unit is an Award granted to a Participant as a bonus for services rendered in the year of grant.  At the time of grant, the Corporation shall designate whether the Share Unit is a Cash-or-Share Settled Share Unit or a Share-Settled Share Unit.

A "Cash-or-Share Settled Share Unit" is a Share Unit granted by the Corporation to a Participant, with each such Share Unit entitling the Participant, upon vesting and settlement, to, unless such Share Unit expires prior to being settled, receive a cash payment equal to the Market Price or, in the sole discretion of the Corporation, one Share, subject to customary adjustments as provided in this Plan and such restrictions and conditions on vesting as the Board may determine at the time of grant.

A "Share-Settled Share Unit" is a Share Unit granted by the Corporation to a Participant, with each such Share Unit entitling the Participant, upon vesting and settlement, to acquire, unless such Share Unit expires prior to being settled, one Share from treasury, subject to customary adjustments as provided in this Plan and such restrictions and conditions on vesting as the Board may determine at the time of grant. For greater certainty, the Corporation is obligated to issue and deliver a Share on the due settlement of a Share-Settled Share Unit and will have no independent discretion to settle any Share-Settled Share Unit in cash or other property.

Subject to the provisions of this Plan, restrictions and conditions on vesting of any Share Unit may, without limitation, be based on the passage of time during continued employment or other service relationship (sometimes referred to as a "Restricted Share Unit"), the achievement of specified Performance Criteria (sometimes referred to as a "Performance Share Unit"), or both.

Unless otherwise provided in the applicable Share Unit Agreement or the Exchange Rules, it is intended that Share Units awarded to U.S. Taxpayers will be exempt from Code Section 409A under U.S. Treasury Regulation Section 1.409A-1(b)(4) and, accordingly, such Share Units will be settled/redeemed by March 15th of the year following the year in which such Share Units are not, or are no longer, subject to a substantial risk of forfeiture (as such term is interpreted under Code Section 409A). For greater certainty, upon the satisfaction or waiver, or deemed satisfaction, of all Performance Criteria and other vesting conditions, the Share Units of U.S. Taxpayers will no longer be subject to a substantial risk of forfeiture, and, subject to the terms of this Plan and the Exchange Rules, will be settled/redeemed by March 15th of the following year (the "U.S. Share Unit Outside Expiry Date").

It is intended that Cash-or-Share Settled Share Units granted to Canadian Employee Participants will be excluded from the definition of "salary deferral arrangement" as defined in Section 248(1) of the ITA, by reason of the exemption in paragraph (k) thereof, and all Cash-or-Share Settled Share Units shall have such terms and conditions, including as to vesting and settlement, as may be necessary or desirable to ensure such treatment.  For greater certainty, all Cash-or-Share Settled Share Units shall be granted as a bonus for services rendered by the Participant in the year of grant and will be in addition to, and not in substitution for or in lieu of, ordinary salary and wages received or receivable by any Canadian Participant in respect of their services to the Corporation or a Subsidiary, as applicable.

It is intended that Share-Settled Share Units granted to Canadian Employee Participants will be continuously governed by Section 7 of the ITA and all Share-Settled Share Units shall have such terms and conditions, including as to vesting and settlement, as may be necessary or desirable to ensure such treatment.

5.2 Share Unit Awards

(1) Subject to the provisions of this Plan and any Shareholder or regulatory approval which may be required, the Board may, from time to time, in its sole discretion: (a) designate the Eligible Participants who may receive Share Units; (b) fix the number of Share Units, if any, to be granted to each Eligible Participant and the date(s) on which such Share Units will be granted; (c) determine the relevant conditions, vesting provisions (including the applicable Performance Period and Performance Criteria, if any) and the Restriction Period of each Share Unit; and (d) determine any other terms and conditions applicable to each Share Unit, which need not be identical and which may include non-competition provisions, in each case subject to the terms and conditions of this Plan, any applicable Share Unit Agreement, and the Exchange Rules. For Share Units granted to Employees, Management Company Employees and Consultants, the Corporation and the Participant are responsible for ensuring and confirming that the Participant is a bona fide Employee, Management Company Employee or Consultant, as the case may be.

(2) Each Share Unit will vest in accordance with the terms of the Share Unit Agreement entered into in respect of such Share Unit.

5.3 Share Unit Agreements

(1) Each grant of a Share Unit will be evidenced by a Share Unit Agreement in substantially the form attached as Exhibit "C" or such other form as the Board may determine in its discretion from time to time. Each Share Unit Agreement will be subject to all applicable terms and conditions of this Plan and any other terms and conditions (including any recoupment, reimbursement or claw-back compensation policy as may be adopted by the Board from time to time) as the Board may deem appropriate, provided that they are not inconsistent with Applicable Law. No Share Unit Agreements entered into pursuant to this Plan must be identical.

(2) Each Share Unit Agreement will contain such terms as the Corporation considers necessary in order that the Share Units referenced in such Share Unit Agreement granted to U.S. Taxpayers will comply with Code Section 409A and the Share Units will comply with any provisions respecting restricted share units in the income tax laws (including, in respect of Canadian Participants, such terms and conditions so as to ensure that the Share Units will not constitute a "salary deferral arrangement" as defined in Section 248(1) of the ITA, by reason of, in respect of Cash-or-Share Settled Share Units, the exemption in paragraph (k) thereof or, in respect of Share-Settled Share Units, the applicability of Section 7 of the ITA thereto) or other Applicable Laws in force in any country or jurisdiction of which the Participant may from time to time be a resident or citizen, or provide services in, or the rules of any regulatory body having jurisdiction over the Corporation.

5.4 Vesting of Share Units

The Board will have sole discretion to: (a) determine if any vesting conditions with respect to a Share Unit, including any Performance Criteria or other vesting conditions contained in the applicable Share Unit Agreement, have been met; (b) waive any vesting conditions applicable to a Share Unit (or deem them to be satisfied); and (c) extend the Restriction Period with respect to any Share Unit, provided that: (i) any such extension will not result in the Restriction Period for a Cash-or-Share-Settled Share Unit extending beyond the Share Unit Outside Expiry Date, and (ii) with respect to any grant of Share Units to a U.S. Taxpayer, such extension constitutes a substantial risk of forfeiture and such Share Units will continue to be exempt from (or otherwise comply with) Code Section 409A. The Corporation will communicate to a Participant, as soon as reasonably practicable, the date on which all applicable vesting conditions in respect of a Share Unit held by such Participant have been satisfied, waived or deemed satisfied and such Share Unit has vested (the "Vesting Date").

5.5 Blackout Periods

Subject in all respects to Section 5.6(6), in the event a Vesting Date or a Redemption Date  occurs during a Blackout Period, such Vesting Date or Redemption Date  shall be automatically extended without any further act or formality to that date which is the tenth Business Day after the Blackout Expiry Date, such tenth Business Day to be considered the Vesting Date or Redemption Date, as applicable,  for such Share Unit for all purposes under the Plan. Subject in all respects to Section 5.6(6), if a Participant's employment or service relationship with the Corporation is terminated pursuant to Section 7.3(1) or Section 7.3(2) during such extension, the Participant will remain entitled to such distribution or payment notwithstanding such termination. For greater certainty, in no case shall any extension contemplated by this Section 5.5 extend beyond the Share Unit Outside Expiry Date for Cash-or-Share Settled Share Units.

5.6 Redemption / Settlement of Share Units

(1) Subject to the provisions of this Section 5.5 and Section 5.7, and to the elective mechanism in Section 5.6(4) for Share-Settled Share Units, a Participant's vested Share Units will be redeemed on the date (the "Redemption Date") that is the earliest of: (a) the 15th day following the applicable Vesting Date for such Share Units (or, if such day is not a Business Day, on the immediately following Business Day); (b) the Share Unit Outside Expiry Date; and (c) in the case of a Participant who is a U.S. Taxpayer, the U.S. Share Unit Outside Expiry Date.

(2) All Share-Settled Share Units shall be redeemed by the Corporation issuing, on the Redemption Date, Shares from treasury to the Participant.

(3) All Cash-or-Share Settled Share Units will be settled by the Corporation (or any Subsidiary that is party to an Employment Agreement or Consulting Agreement with such Participant), in the Corporation's sole discretion, on the Redemption Date either: (a) by a cash payment to the Participant; (b) by the issuance of Shares from treasury to the Participant; (c) by paying all or a portion of the cash payment obligation to the Designated Broker, who will use the funds received to purchase Shares in the open market, which Shares will be registered in the name of the Designated Broker in a separate account for the Participant's benefit; or (d) by a combination of any of the foregoing.

(4) Notwithstanding Section 5.6(1), a Canadian Employee Participant may, in respect of any Share-Settled Share Unit, elect, in advance of the Vesting Date for such Share-Settled Share Unit, to defer the Redemption Date for such Share-Settled Share Unit by filing with the Corporation an election (a "Share-Settled Share Unit Deferred Settlement Election") not later than 30 days prior to the Vesting Date for such Share-Settled Share Unit.  Such Share-Settled Share Unit Deferred Settlement Election shall be irrevocable for the calendar year in which it was made.  In any calendar year subsequent to the making of a Share-Settled Share Unit Deferred Settlement Election, such Canadian Employee Participant may inform, in writing, the Corporation of the Participant's revocation of such election.  Where such a Share-Settled Share Unit Deferred Settlement Election has been filed, the Redemption Date for such underlying Share-Settled Share Unit will be the date that is the earlier of: (a) the 15th day following the date that the Canadian Employee Participant has informed, in writing, the Corporation of the revocation of his or her Share-Settled Share Unit Deferred Settlement Election (or, if such day is not a Business Day, on the immediately following Business Day); and (b) the Termination Date of such Canadian Employee Participant. For greater certainty, this Section 5.6(4) shall not apply in respect of Cash-or-Share Settled Share Units.

(5) The settlement of a Participant's vested Share Units will occur on the applicable Redemption Date as follows:

(a) in respect of all Share-Settled Share Units and any Cash-or-Share Settled Units which the Corporation has elected to settle in Shares issued from treasury, the Corporation shall cause the transfer agent and registrar of the Shares either to:

(i) deliver to the Participant (or its legal representative) a certificate in the name of the Participant (or its legal representative) representing the aggregate number of Shares that the Participant (or its legal representative) is entitled to, as determined in accordance with Section 5.7, subject to satisfaction of any Applicable Withholding Taxes and other applicable source deductions under Section 9.2, or

(ii) in the case of Shares issued in uncertificated form, issue to the Participant (or its legal representative) the aggregate number of Shares that the Participant (or its legal representative) is entitled to, as determined in accordance with Section 5.7, subject to satisfaction of any Applicable Withholding Taxes and other applicable source deductions under Section 9.2, which Shares will be evidenced by a book position on the register of the Shareholders maintained by the transfer agent and registrar of the Shares;

(b) in respect of Cash-or-Share Settled Share Units, if the Corporation has elected to settle all or a portion of such Share Units in Shares purchased in the open market, by delivery by the Corporation or such Subsidiary to the Designated Broker of readily available funds in an amount equal to the Market Price as of the Redemption Date multiplied by the number of Share Units to be settled in Shares purchased in the open market, less the amount of any Applicable Withholding Taxes and other applicable source deductions under Section 9.2, along with directions instructing the Designated Broker to use such funds to purchase Shares in the open market for the benefit of the Participant and to be evidenced by a confirmation from the Designated Broker of such purchase;

(c) in respect of Cash-or-Share Settled Share Units, any cash payment to which the Participant is entitled, as determined in accordance with Section 5.7 (excluding, for the avoidance of doubt, any amount payable in respect of the Participant's Share Units that the Corporation has elected to settle in Shares), will, subject to satisfaction of any Applicable Withholding Taxes and other applicable source deductions under Section 9.2, be paid to the Participant (or its legal representative) by the Corporation (or any Subsidiary that is party to an Employment Agreement or Consulting Agreement with such Participant) by cheque, wire transfer or such other payment method as the Corporation may determine; and

(d) in respect of Cash-or-Share Settled Share Units, if the Corporation has elected to settle a portion, but not all, of such Share Units in Shares, the Participant will be deemed to have instructed the Corporation  (or Subsidiary that is party to an Employment Agreement or Consulting Agreement with such Participant) to withhold from the cash portion of the payment to which the Participant is otherwise entitled, such amount as may be required in accordance with Section 9.2, and the Corporation or such Subsidiary, as applicable, will deliver any remaining cash payable to the Participant (or its legal representative) as soon as reasonably practicable. If the cash portion payable to settle such Share Units in the foregoing circumstances is not sufficient to satisfy the withholding obligations of the Corporation or such Subsidiary pursuant to Section 9.2 with respect to all of the Cash-or-Share Settled Share Units to be settled, the Corporation or such Subsidiary, as applicable, will be entitled to satisfy any remaining withholding obligation by any other mechanism as may be required or determined by the Corporation in its sole discretion.

(6) Notwithstanding any other provision in this Article 5, no payment, whether in cash or in Shares, will be made in respect of the settlement of any Cash-or-Share Settled Share Unit later than December 15th of the third calendar year following the end of the calendar year in respect of which such Share Unit is granted (the "Share Unit Outside Expiry Date").

5.7 Determination of Amounts

(1) The cash payment obligation arising in respect of the redemption and settlement of a vested Cash-or-Share Settled Share Unit pursuant to Section 5.5 will be equal to the Market Price as of the applicable Redemption Date. For the avoidance of doubt, the aggregate cash amount to be paid to a Participant (or its legal representative) in respect of a particular redemption of the Participant's vested Cash-or-Share Settled Share Units will, subject to any adjustment in accordance with Section 8.1 and any withholding required pursuant to Section 9.2, be equal to the Market Price as of the Redemption Date multiplied by the number of vested Cash-or-Share Settled Share Units in the Participant's Account at the commencement of the Redemption Date (after deducting any such vested Cash-or-Share Settled Share Units in the Participant's Account in respect of which the Corporation (or applicable Subsidiary) makes an election under Section 5.6(2) to settle such vested Cash-or-Share Settled Share Units in Shares).

(2) If the Corporation (or applicable Subsidiary) elects in accordance with Section 5.6(2) to settle all or a portion of a Participant's vested Cash-or-Share Settled Share Units or Share Settled Units by the issuance of Shares, the Corporation will, subject to any adjustments in accordance with Section 8.1 and any withholding required pursuant to Section 9.2, issue to the Participant (or its legal representative), for each such vested Share Unit which the Corporation (or applicable Subsidiary) elects to settle in Shares, one Share. Where, as a result of any adjustment in accordance with Section 8.1 and/or any withholding required pursuant to Section 9.2, the aggregate number of Shares to be received by a Participant upon an election by the Corporation (or applicable Subsidiary) to settle all or a portion of such vested Share Units in Shares includes a fractional Share, the aggregate number of Shares to be received by the Participant will be rounded down to the nearest whole number of Shares.

5.8 Award of Dividend Equivalents

(1) Dividend Equivalents may, as determined by the Board in its sole discretion, be awarded as a bonus for services rendered in the year in respect of unvested Share Units in a Participant's Account on the same basis as cash dividends declared and paid on Shares as if the Participant was a Shareholder of record on the relevant record date. Dividend Equivalents, if any, will be credited to the Participant's Account in additional Share Units, the number of which will be equal to a fraction where the numerator is the product of: (a) the number of Share Units in such Participant's Account on the date that dividends are paid multiplied by (b) the dividend paid per Share, and the denominator of which is the Market Price calculated as of the date that dividends are paid. Any additional Share Units credited to a Participant's Account as a Dividend Equivalent will be subject to the same terms and conditions (including vesting, settlement, Restriction Periods and expiry) as the Share Units in respect of which such additional Share Units are credited. For greater certainty, the foregoing is subject to the limits in Sections 2.4 and 2.5 of this Plan.

(2) In the event that a Participant's Share Units do not vest, all Dividend Equivalents, if any, associated with such Share Units will be forfeited by the Participant.

ARTICLE 6
DEFERRED SHARE UNITS

6.1 Nature of DSUs

A DSU is an Award granted to a Participant in a phantom award that, upon settlement, entitles such Participant to receive cash or acquire Shares, as determined by the Board in its sole discretion, subject to such restrictions and conditions on vesting as the Board may determine at the time of grant and unless such DSU expires prior to being settled.

It is intended that DSUs granted to Canadian Employee Participants will be excluded from the definition of "salary deferral arrangement" as defined in Section 248(1) of the ITA, by reason of the exemption in paragraph (l) thereof and Regulation 6801(d) of the ITA Regulations, and all DSUs shall have such terms and conditions, including as to vesting and settlement, as may be necessary or desirable to ensure such treatment.

6.2 Market Fluctuation

The aggregate of all amounts which may be received in respect of a DSU will depend, at all times, on the fair market value of shares of the capital stock of the Corporation or of a corporation related (within the meaning of the ITA) thereto at a time that is within the period that commences one year prior to the Participant's Termination Date and ends at the time the amount is received. For greater certainty, no Participant, nor any Person who does not deal at arm's length, within the meaning of the ITA, with such Participant, shall be entitled, either immediately or in the future, either absolutely or contingently, to receive or obtain any amount or benefit granted or to be granted, under this Plan or pursuant to any other arrangement, and no additional Awards will be granted to such Participant, for the purpose of reducing the impact, in whole or in part, of any reduction in the fair market value of the Shares or the shares of any corporation related, within the meaning of the ITA, to the Corporation.

6.3 DSU Awards

(1) Subject to the provisions of this Plan, any Shareholder or regulatory approval which may be required, and the requirements of Section 6801(d) of the ITA Regulations and Code Section 409A, the Board may, from time to time, in its sole discretion: (a) designate the Eligible Participants who may receive DSUs; (b) fix the number of DSUs, if any, to be granted to each Eligible Participant and the date(s) on which such DSUs will be granted; and (c) determine the relevant conditions and vesting provisions for such DSUs, in each case subject to the terms and conditions of this Plan, any applicable DSU Agreement, and the Exchange Rules. For DSUs granted to Employees, Management Company Employees and Consultants, the Corporation and the Participant are responsible for ensuring and confirming that the Participant is a bona fide Employee, Management Company Employee or Consultant, as the case may be.

(2) Each DSU will vest in accordance with the terms of the DSU Agreement entered into in respect of such DSU, provided that no DSU will vest before one year after the Grant Date.

(3) Subject to the vesting and other conditions and provisions in this Plan and any applicable DSU Agreement, each DSU will entitle the Participant to receive, on settlement, a cash payment equal to the Market Price or, in the sole discretion of the Board, one Share, or any combination of cash and Shares as the Corporation in its sole discretion may determine. For greater certainty, no Participant will have any right to demand to be paid in, or receive, Shares in respect of any DSU, and, notwithstanding any discretion exercised by the Corporation to settle any DSU, or portion thereof, in the form of Shares, the Corporation reserves the right to change such form of payment at any time until payment is actually made.

6.4 DSU Agreements

(1) Each grant of a DSU will be evidenced by a DSU Agreement in substantially the form attached as Exhibit "D" or such other form as the Board may determine in its discretion from time to time. Each DSU Agreement will be subject to all applicable terms and conditions of this Plan and any other terms and conditions (including any recoupment, reimbursement or claw-back compensation policy as may be adopted by the Board from time to time) as the Board may deem appropriate, provided that they are not inconsistent with Applicable Law. No DSU Agreements entered into pursuant to this Plan must be identical.

(2) Each DSU Agreement will contain such terms as the Corporation considers necessary in order that the DSUs granted to U.S. Taxpayers will comply with Code Section 409A and the DSUs will comply with any provisions respecting deferred share units in the income tax laws (including, in respect of Canadian Employee Participants, such terms and conditions so as to ensure that the DSUs will not constitute a "salary deferral arrangement" as defined in Section 248(1) of the ITA by reason of the exemption in Section 6801(d) of the ITA Regulations) or other Applicable Laws in force in any country or jurisdiction of which the Participant may from time to time be a resident or citizen, or provide services in, or the rules of any regulatory body having jurisdiction over the Corporation.

6.5 Redemption / Settlement of DSUs

(1) Except as otherwise provided in this Plan, (i) DSUs of a Participant who is a U.S. Taxpayer will be redeemed and settled by the Corporation as soon as reasonably practicable following the Participant's Separation from Service, and (ii) DSUs of a Participant who is a Canadian Participant (or who is neither a U.S. Taxpayer nor a Canadian Participant) will be redeemed and settled by the Corporation as soon as reasonably practicable following the Participant's Termination Date, but in any event not later than, and any payment (whether in cash or in Shares) in respect of the settlement of such DSUs will be made no later than, December 15th of the first calendar year commencing immediately after the Participant's Termination Date. Notwithstanding the foregoing, if a payment in settlement of DSUs of a Participant who is both a U.S. Taxpayer and a Canadian Participant:

(a) is required as a result of their Separation from Service in accordance with clause (1) above, but such payment would result in such DSUs failing to satisfy the requirements of Section 6801(d) of the ITA Regulations, and the Board determines that it is not practical to make such payment in some other manner or at some other time that complies with both Code Section 409A and Section 6801(d) of the ITA Regulations, then such payment will be made to a trustee to be held in trust for the benefit of the Participant in a manner that causes the payment to be included in the Participant's income under the Code but does not contravene the requirements of Section 6801(d) of the ITA Regulations, and the amount will thereafter be paid out of trust at such time and in such manner as complies with the requirements of Section 6801(d) of the ITA Regulations; or

(b) is required pursuant to clause (ii) above, but such payment would result in such DSUs failing to satisfy the requirements of Code Section 409A because the Participant has not experienced a Separation from Service, and if the Board determines that it is not practical to make such payment in some other manner or at some other time that satisfies the requirements of both Code Section 409A and Section 6801(d) of the ITA Regulations, then the Participant will forfeit such DSUs without compensation for such DSUs.

(2) The Corporation will have, in its sole discretion, the ability to elect to settle all or any portion of the cash payment obligation arising in respect of the redemption and settlement of a Participant's DSUs either: (a) by the issuance of Shares to the Participant (or its legal representative) on the DSU Redemption Date, or (b) by paying all or a portion of such cash payment obligation to the Designated Broker, who will use the funds received to purchase Shares in the open market, which Shares will be registered in the name of the Designated Broker in a separate account for the Participant's benefit.

(3) For greater certainty, the Corporation will not pay any cash or issue or deliver any Shares to a Participant in satisfaction of the redemption of such Participant's DSUs prior to the Corporation being satisfied, in its sole discretion, that all Applicable Withholding Taxes and other applicable source deductions under Section 9.2 will be timely withheld or received and remitted to the appropriate taxation authorities in respect of such DSUs.

(4) The redemption and settlement of a Participant's vested DSUs will occur on the applicable DSU Redemption Date as follows:

(a) if the Corporation has elected to settle all or a portion of such DSUs in Shares issued from treasury, cause the transfer agent and registrar of the Shares :

(i) deliver to the Participant (or its legal representative) a certificate in the name of the Participant (or its legal representative) representing the aggregate number of Shares that the Participant (or its legal representative) is entitled to, subject to satisfaction of any Applicable Withholding Taxes and other applicable source deductions in accordance with Section 9.2, or

(ii) in the case of Shares issued in uncertificated form, issue to the Participant (or its legal representative) the aggregate number of Shares that the Participant (or its legal representative) is entitled to, subject to satisfaction of any Applicable Withholding Taxes and other applicable source deductions under Section 9.2, which Shares will be evidenced by a book position on the register of the Shareholders to be maintained by the transfer agent and registrar of the Shares;

(b) if the Corporation has elected to settle all or a portion of such DSUs in Shares purchased in the open market, by delivery by the Corporation to the Designated Broker of readily available funds in an amount equal to the Market Price as of the applicable DSU Redemption Date multiplied by the number of DSUs to be settled in Shares purchased in the open market, less the amount of any Applicable Withholding Taxes and other applicable source deductions under Section 9.2, along with directions instructing the Designated Broker to use such funds to purchase Shares in the open market for the benefit of the Participant and to be evidenced by a confirmation from the Designated Broker of such purchase;

(c) any cash payment to which the Participant is entitled (excluding, for the avoidance of doubt, any amount payable in respect of such DSUs that the Corporation has elected to settle in Shares) will, subject to satisfaction of any Applicable Withholding Taxes and other applicable source deductions under Section 9.2, be paid to the Participant (or its legal representative) by the Corporation in cash, by cheque, wire transfer or such other payment method as the Corporation and the Participant may agree; and

(d) if the Corporation has elected to settle a portion, but not all, of such DSUs in Shares, the Participant will be deemed to have instructed the Corporation to withhold from the cash portion of the payment to which the Participant is otherwise entitled such amount as may be required in accordance with Section 9.2, and to remit such withheld amount to the applicable taxation authorities on account of any withholding tax obligations, and the Corporation will deliver any remaining cash payable, after making any such remittance, to the Participant (or its legal representative) as soon as reasonably practicable. If the cash portion elected by the Corporation to settle such DSUs is not sufficient to satisfy the withholding obligations of the Corporation pursuant to Section 9.2, any remaining amounts will be satisfied by the Corporation by any other mechanism as may be required or determined by the Corporation in its sole discretion.

6.6 Determination of Amounts

(1) The cash payment obligation arising in respect of the redemption and settlement of a vested DSU pursuant to Section 6.5 will be equal to the Market Price as of the applicable DSU Redemption Date. For the avoidance of doubt, the aggregate cash amount to be paid to a Participant (or its legal representative) in respect of a particular redemption of the Participant's DSUs will, subject to any adjustment in accordance with Section 8.1 and any withholding required pursuant to Section 9.2, be equal to the Market Price as of the DSU Redemption Date multiplied by the number of DSUs being redeemed (after deducting any such DSUs in respect of which the Corporation makes an election under Section 6.5(2) to settle such DSUs in Shares).

(2) If the Corporation elects in accordance with Section 6.5(2) to settle all or a portion of the cash payment obligation arising in respect of the redemption of a Participant's DSUs by the issuance of Shares, the Corporation will, subject to any adjustments in accordance with Section 8.1 and any withholding required pursuant to Section 9.2, issue to the Participant, for each DSU which the Corporation elects to settle in Shares, one Share. Where, as a result of any adjustment in accordance with Section 8.1 and/or any withholding required pursuant to Section 9.2, the aggregate number of Shares to be received by a Participant upon an election by the Corporation to settle all or a portion of the Participant's DSUs includes a fractional Share, the aggregate number of Shares to be received by the Participant will be rounded down to the nearest whole number of Shares.

6.7 Award of Dividend Equivalents

(1) Dividend Equivalents may, as determined by the Board in its sole discretion, be awarded in respect of DSUs in a Participant's Account on the same basis as cash dividends declared and paid on Shares as if the Participant was a Shareholder of record on the relevant record date. Dividend Equivalents, if any, will be credited to the Participant's Account in additional DSUs, the number of which will be equal to a fraction where the numerator is the product of: (a) the number of DSUs in such Participant's Account on the date that dividends are paid multiplied by (b) the dividend paid per Share, and the denominator of which is the Market Price calculated as of the date that dividends are paid. Any additional DSUs credited to a Participant's Account as a Dividend Equivalent will be subject to the same terms and conditions (including vesting conditions) as the DSUs in respect of which such additional DSUs are credited. For greater certainty, the foregoing is subject to the limits in Sections 2.4 and 2.5 of this Plan.

(2) In the event that a Participant's DSUs do not vest, all Dividend Equivalents, if any, associated with such DSUs will be forfeited by the Participant.

ARTICLE 7
GENERAL CONDITIONS

7.1 General Conditions Applicable to Awards

Each Award will be subject to the following conditions:

(1) Vesting Period. Each Award will vest in accordance with the terms of this Plan and the Award Agreement entered into in respect of such Award. The Board has the right, in its sole discretion, to waive any vesting conditions or accelerate the vesting of any Award, or to deem any Performance Criteria or other vesting conditions to be satisfied, notwithstanding the vesting schedule set forth for such Award, provided that, if, and for so long as, the Shares are listed on the TSXV (or as otherwise may be required under Applicable Law): (a) no acceleration of the vesting provisions of Options granted to Investor Relations Service Providers is allowed without the prior acceptance of the Exchange and (b) and no Award, other than Options or as set forth in Sections 7.3(2) and 8.2, may vest before the date that is 12 months following the Grant Date.

(2) Employment. Notwithstanding any express or implied term of this Plan to the contrary, the granting of an Award will in no way be construed as a guarantee by the Corporation to a Participant of employment or another service relationship with the Corporation. The granting of an Award to a Participant will not impose upon the Corporation or any Subsidiary any obligation to retain the Participant in its employ or service in any capacity. Nothing contained in this Plan or in any Award Agreement entered into pursuant to this Plan will interfere in any way with the rights of the Corporation or any Subsidiary in connection with the employment, retention or termination of any Participant. The loss of existing or potential profit in Shares underlying Awards granted under this Plan will not constitute an element of damages in the event of termination of a Participant's employment or service in any office or otherwise.

(3) Grant of Awards. Eligibility to participate in this Plan does not confer upon any Eligible Participant any right to be granted any Award. The grant of an Award to an Eligible Participant does not confer upon such Eligible Participant the right to receive nor preclude such Eligible Participant from receiving any additional Award(s) at any time. The extent to which any Eligible Participant is entitled to be granted Awards will be determined in the sole discretion of the Board. Participation in this Plan will be entirely voluntary and any decision not to participate will not affect an Eligible Participant's relationship or employment with the Corporation or any Subsidiary.

(4) Rights as a Shareholder. Neither the Participant nor such Participant's personal representatives or legatees will have any rights whatsoever as a Shareholder in respect of any Shares covered by such Participant's Awards by reason of the grant of such Award (including voting rights, dividend entitlement or rights on liquidation) until such Award is duly vested, exercised, as applicable, and settled and Shares have been issued in respect thereof. Without in any way limiting the generality of the foregoing and except as provided under this Plan, no adjustment will be made for dividends or other rights for which the record date is prior to the date such Shares have been issued.

(5) Conformity to Plan. In the event that an Award is granted or an Award Agreement is entered into which does not conform with the provisions of this Plan, the grant of such Award or the terms of such Award Agreement, as the case may be, will not be in any way void or invalidated, but such Award or Award Agreement, as the case may be, will be amended to become, in all respects, in order to bring them in conformity with this Plan.

(6) Non-Transferability. Except as set forth in this Plan, each Award is personal to a Participant and will not be assignable or transferable by such Participant, whether voluntarily or by operation of law, except by will or by the laws of descent and distribution. Each Award may be exercised only by:

(a) the Participant to whom such Award is granted;

(b) upon a Participant's death, by the legal representative of such Participant's estate; or

(c) upon a Participant's incapacity, the legal representative having authority to deal with the property of such Participant,

provided that any such legal representative will first deliver evidence satisfactory to the Corporation of entitlement to exercise such Award, and in the case of a Participant's death, any claim to such Award must be filed with the Corporation within one year after such Participant's death. A Person exercising an Award may subscribe for Shares only in the Person's own name or in the Person's capacity as a legal representative.

(7) Participant's Entitlement. Except as otherwise provided in this Plan (including pursuant to Section 7.2), or unless the Board permits otherwise, upon any Subsidiary ceasing to be a Subsidiary, Awards previously granted under this Plan that, at the time of such change, are held by a Person who is a Director, Employee or Consultant of such Subsidiary and not of the Corporation itself, whether or not then exercisable, will automatically terminate on the date of such change.

7.2 General Conditions Applicable to Options

Except as otherwise provided in any Employment Agreement or Consulting Agreement or in any Award Agreement, each Option will be subject to the following conditions:

(1) Termination for Cause. Upon a Participant ceasing to be an Eligible Participant for Cause, any vested or unvested Option granted to such Participant will terminate automatically and become void immediately. For the purposes of this Plan, the determination by the Corporation that a Participant was discharged for Cause will be binding on such Participant. "Cause" will include, among other things, gross misconduct, theft, fraud, breach of confidentiality, breach of the Corporation's code of conduct and any other reason determined by the Corporation to be cause for termination.

(2) Termination not for Cause. Upon a Participant ceasing to be an Eligible Participant as a result of their employment or service relationship with the Corporation or a Subsidiary being terminated without Cause (including, for the avoidance of doubt, as a result of any Subsidiary ceasing to be a Subsidiary, as contemplated by Section 7.1(7)): (a) each unvested Option granted to such Participant will terminate and become void immediately upon such termination, and (b) each vested Option held by such Participant will cease to be exercisable on the earlier of (i) 90 days after the Participant's Termination Date (or such later date as the Board may, in its sole discretion, determine) and (ii) the Expiry Date of such Option as set forth in the applicable Award Agreement, after which such vested Option will expire.

(3) Resignation. Upon a Participant ceasing to be an Eligible Participant as a result of their resignation from the Corporation or a Subsidiary: (a) each unvested Option granted to such Participant will terminate and become void immediately upon such resignation, and (b) each vested Option held by such Participant will cease to be exercisable on the earlier of (i) 90 days after the Participant's Termination Date (or such later date as the Board may, in its sole discretion, determine) and (ii) the Expiry Date of such Option as set forth in the applicable Award Agreement, after which such vested Option will expire.

(4) Retirement/Permanent Disability. Upon a Participant ceasing to be an Eligible Participant by reason of retirement or permanent disability: (a) each unvested Option granted to such Participant will terminate and become void immediately, and (b) each vested Option held by such Participant will cease to be exercisable on the earlier of (i) 90 days from the date of retirement or the date on which the Participant ceases their employment or service relationship with the Corporation or any Subsidiary by reason of permanent disability (or such later date as the Board may, in its sole discretion, determine) and (ii) the Expiry Date of such Option as set forth in the applicable Award Agreement, after which such vested Option will expire.

(5) Death. Upon a Participant ceasing to be an Eligible Participant by reason of death: (a) each unvested Option granted to such Participant will terminate and become void immediately, and (b) each vested Option held by such Participant at the time of death may be exercised by the legal representative of the Participant, provided that any such vested Option will cease to be exercisable on the earlier of (i) the date that is 12 months after the Participant's death or (ii) the Expiry Date of such Option as set forth in the applicable Award Agreement, after which such vested Option will expire.

(6) Leave of Absence. Upon a Participant electing a voluntary leave of absence of more than 12 months, including maternity and paternity leaves, the Board may determine, in its sole discretion but subject to Applicable Laws, that such Participant's participation in this Plan will be terminated, provided that all vested Options will remain outstanding and in effect until the applicable exercise date, or such earlier date determined by the Board in its sole discretion. Notwithstanding the foregoing, the Awards granted to such Participant will expire no later than the date that is 12 months from the date that the Participant ceases to be an Eligible Participant.

For greater certainty, in the event of any conflict between the terms of this Plan and the terms of any applicable Employment Agreement, Consulting Agreement or Award Agreement with respect to the time of termination of any Option, the terms of such Employment Agreement, Consulting Agreement or Award Agreement will govern unless prohibited by Applicable Law.

7.3 General Conditions Applicable to Awards other than Options

Except as otherwise provided in any Employment Agreement or Consulting Agreement or in any Award Agreement, each Award, other than Options, will be subject to the following conditions:

(1) Termination for Cause and Resignation. Upon a Participant ceasing to be an Eligible Participant for Cause or as a result of their resignation from the Corporation or a Subsidiary, the Participant's participation in this Plan will be terminated immediately, all Awards, other than Options, credited to such Participant's Account that have not vested will be forfeited and cancelled, and the Participant's rights that relate to such Participant's unvested Awards will be forfeited and cancelled on the Termination Date.

(2) Death, Leave of Absence or Termination of Service. Except as otherwise determined by the Board from time to time, at its sole discretion, upon a Participant electing a voluntary leave of absence of more than 12 months, including maternity and paternity leaves, or upon a Participant ceasing to be an Eligible Participant as a result of such Participant's: (a) death, (b) retirement, (c) Termination of Service for reasons other than for Cause, (d) employment or service relationship with the Corporation being terminated by reason of injury or disability, or (e) being eligible to receive long-term disability benefits, all unvested Awards, other than Options, in the Participant's Account as of such date relating to a Restriction Period in progress will be forfeited and cancelled. Notwithstanding the foregoing, if the Board, in its sole discretion, instead accelerates the vesting or waives vesting conditions with respect to all or some portion of outstanding unvested Awards, other than Options, the date of such action is the Vesting Date, provided that the Awards granted to such Participant will expire no later than the date that is 12 months from the date that the Participant ceases to be an Eligible Participant.

(3) General. For greater certainty, where (a) a Participant's employment or service relationship with the Corporation is terminated pursuant to Section 7.3(1) or Section 7.3(2), (b) a Participant elects to take a voluntary leave of absence pursuant to Section 7.3(2), following the satisfaction of all vesting conditions in respect of particular Awards, other than Options, but before receipt of the corresponding distribution or payment in respect of such Awards, the Participant will remain entitled to such distribution or payment.

For greater certainty, in the event of any conflict between the terms of this Plan and the terms of any applicable Employment Agreement, Consulting Agreement or Award Agreement with respect to the time of termination of any Award, the terms of such Employment Agreement, Consulting Agreement or Award Agreement will govern unless prohibited by Applicable Law.

ARTICLE 8
ADJUSTMENTS AND AMENDMENTS

8.1 Adjustment to Shares Subject to Outstanding Awards

At any time after the grant of an Award to a Participant and prior to the expiration of the term of such Award or the forfeiture or cancellation of such Award, in the event of (a) any subdivision of the Shares into a greater number of Shares; (b) any consolidation of the Shares into a lesser number of Shares; (c) any reclassification, reorganization or other change affecting the Shares; (d) any merger, amalgamation, consolidation or other business combination of the Corporation with or into any other Person, or (e) any distribution to all holders of Shares or other securities in the capital of the Corporation of cash, evidences of indebtedness or other assets of the Corporation (excluding an ordinary course dividend in cash or Shares, but including for greater certainty shares or equity interests in a Subsidiary or business unit of the Corporation or one of its Subsidiaries or cash proceeds of the disposition of such a Subsidiary or business unit) or any transaction or change having a similar effect, then the Board will in its sole discretion, subject to the required approval of the Exchange and to Shareholder approval where applicable, determine the appropriate adjustments or substitutions to be made in such circumstances in order to maintain the economic rights of the Participant in respect of such Award in connection with such occurrence or change, including, without limitation:

(a) adjustments to the exercise price of such Award without any change in the total price applicable to the unexercised portion of the Award;

(b) adjustments to the number of Shares or cash payment to which the Participant is entitled upon exercise or settlement of such Award; or

(c) adjustments to the number or kind of Shares reserved for issuance pursuant to this Plan.

8.2 Change of Control

(1) In the event of a potential Change of Control, the Board will have the power, in its sole discretion, subject to Exchange and Shareholder approval, if required, to accelerate the vesting of Options to assist the Participants to tender into a takeover bid or participate in any other transaction leading to a Change of Control. For greater certainty, in the event of a take-over bid or any other transaction leading to a Change of Control, the Board will have the power, in its sole discretion, to (a) provide that any or all Options will thereupon terminate, provided that any such outstanding Options that have vested will remain exercisable until the consummation of such Change of Control, and (b) permit Participants to conditionally exercise their vested Options immediately prior to the consummation of the take-over bid and the Shares issuable under such Options to be tendered to such bid, such conditional exercise to be conditional upon the take-up by such offeror of the Shares or other securities tendered to such take-over bid in accordance with the terms of such take-over bid (or the effectiveness of such other transaction leading to a Change of Control). If, however, the potential Change of Control referred to in this Section 8.2 is not completed within the time specified therein (as the same may be extended), then notwithstanding this Section 8.2 or the definition of "Change of Control": (i) any conditional exercise of vested Options will be deemed to be null, void and of no effect, and such conditionally exercised Options will for all purposes be deemed not to have been exercised, (ii) Shares which were issued pursuant to the exercise of Options which vested pursuant to this Section 8.2 will be returned by the Participant to the Corporation and reinstated as authorized but unissued Shares, and (iii) the original terms applicable to Options which vested pursuant to this Section 8.2 will be reinstated. In the event of a Change of Control, the Board may exercise its discretion to accelerate the vesting of, or waive the Performance Criteria or other vesting conditions applicable to, outstanding Share Units, and the date of such action will be the Vesting Date of such Share Units.

(2) If the Corporation completes a transaction constituting a Change of Control and within 12 months following the Change of Control a Participant who was also an Officer or Employee of, or Consultant to, the Corporation prior to the Change of Control has their Employment Agreement or Consulting Agreement terminated, then: (a) all unvested Options granted to such Participant will immediately vest and become exercisable, and remain open for exercise until the earlier of (i) their Expiry Date as set out in the applicable Award Agreement, and (ii) the date that is 90 days after such termination or dismissal; and (b) all unvested Share Units will become vested, and the date of such Participant's Termination Date will be deemed to be the Vesting Date.

8.3 Initial Approval, Amendment or Discontinuance of this Plan

(1) Prior to its implementation by the Corporation, this Plan is subject to approval by the Exchange and the Shareholders and thereafter this Plan must be approved by Shareholders and the Exchange on an annual basis.

(2) The Corporation may grant Awards under this Plan prior to obtaining the initial approval of the Exchange and Shareholders required in Section 8.3(1), however no Award that is granted or issued under this Plan may be exercised by the holder thereof until this Plan has been approved by the Exchange and all such grants of Awards approved by the Shareholders at an annual general or special meeting of Shareholders.

(3) The Board may amend this Plan or any Award at any time without the consent of the Participants, provided that such amendment will:

(a) not adversely alter or impair the rights of any Participant, without the consent of such Participant, except as permitted by the provisions of this Plan;

(b) be in compliance with Applicable Law (including Code Section 409A and the provisions of the ITA, to the extent applicable), and subject to any regulatory approvals where required, including the approval of the Exchange; and

(c) be subject to Shareholder approval to the extent such approval is required by Applicable Law or the requirements of the Exchange, provided that the Board may, from time to time, in its absolute discretion and without approval of the Shareholders, make the following amendments:

(i) any amendment necessary to comply with Applicable Law (including taxation laws) or the requirements of the Exchange or any other regulatory body to which the Corporation is subject;

(ii) any amendment of a "housekeeping" nature, including, without limitation, amending the wording of any provision of this Plan for the purpose of clarifying the meaning of existing provisions or to correct or supplement any provision of this Plan that is inconsistent with any other provision of this Plan, correcting grammatical or typographical errors and amending the definitions contained within this Plan; or

(iii) any amendment regarding the administration or implementation of this Plan.

(4) Notwithstanding Section 8.3(3)(c), the Board will be required to obtain Shareholder approval, including, if required by the Exchange, Disinterested Shareholder Approval, to make any amendment:

(a) to the maximum percentage or number of Shares that may be reserved for issuance pursuant to the exercise or settlement of Awards granted under this Plan, including an increase to the maximum percentage of Shares or a change from a fixed maximum percentage of Shares to a fixed maximum number of Shares or vice versa, except in the event of an adjustment pursuant to Section 8.1;

(b) which reduces the exercise price of any Award, as applicable, after such Award has been granted or any cancellation of an Award and the replacement of such Award with an Award with a lower exercise price or other entitlements, except in the event of an adjustment pursuant to Section 8.1; provided, however, that, for greater certainty, Disinterested Shareholder Approval will be required for any amendment which reduces the exercise price of any Option if the Participant is an Insider at the time of the proposed amendment;

(c) subject to Section 3.5, to the maximum term of any Award;

(d) which extends the Expiry Date of any Award, or the Restriction Period of any Share Unit beyond the original Expiry Date or Restriction Period, except in the event of an extension due to a Blackout Period;

(e) which would permit Awards granted under this Plan to be transferable or assignable other than for normal estate settlement purposes as allowed by Section 7.1(6);

(f) to the definition of an Eligible Participant under this Plan;

(g) that results in a benefit to an Insider, which shall require Disinterested Shareholder Approval, and for further clarity, if the Corporation cancels any Awards and within one year grants or issues new Awards to the same Person, that is considered an amendment;

(h) to the participation limits set out in Section 2.5; or

(i) to this Section 8.3 of this Plan;

(5) The Board may, by resolution, but subject to applicable regulatory approvals, decide that any of the provisions hereof concerning the effect of termination of the Participant's employment or engagement will not apply for any reason acceptable to the Board.

(6) The Board may, subject to any required regulatory or Exchange approvals, discontinue this Plan at any time without the consent of the Participants provided that such discontinuance will not materially and adversely affect any Awards previously granted to a Participant under this Plan.

ARTICLE 9
MISCELLANEOUS

9.1 Use of an Administrative Agent

The Board may, in its sole discretion, appoint from time to time one or more entities to act as administrative agent to administer the Awards granted under this Plan and to hold and administer the assets that may be held in respect of Awards granted under this Plan, the whole in accordance with the terms and conditions determined by the Board in its sole discretion. The Corporation and the administrative agent will maintain records showing the number of Awards granted to each Participant under this Plan.

9.2 Tax Withholding

Notwithstanding any other provision of this Plan and subject to Policy 4.4 of the Exchange, all distributions, delivery of Shares and/or payments to a Participant (or its legal representative) under this Plan will be made net of any applicable withholdings, including in respect of Applicable Withholding Taxes, as the Corporation or Employer determines. Subject to Policy 4.4 of the Exchange, if the event giving rise to the withholding obligation involves an issuance or delivery of Shares, then the withholding obligation may be satisfied in such manner as the Corporation or Employer determines, including: (a) by the sale of a portion of such Shares by the Corporation, the Corporation's transfer agent and registrar or any trustee appointed by the Corporation pursuant to Section 9.1, on behalf of and as agent for the Participant, as soon as permissible and practicable, with the proceeds of such sale being used to satisfy any withholding and remittance obligations of the Corporation (and any remaining proceeds, following such withholding and remittance, to be paid to the Participant); (b) by requiring the Participant, as a condition of receiving such Shares, to pay to the Corporation or Employer an amount in cash sufficient to satisfy such withholding; or (c) any other mechanism as may be required or determined by the Corporation or Employer as appropriate.

9.3 Clawback

Notwithstanding any other provision of this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange requirement), or any policy adopted by the Company. The Board may provide that any outstanding Awards (whether or not vested or exercisable) and the proceeds from the exercise or disposition of any Awards, or Shares acquired under Awards, will be subject to forfeiture and disgorgement to the Company, with interest and other related earnings, if the Participant to whom the Award was granted violates: (a) any non-competition, non-solicitation, confidentiality or other restrictive covenant by which the Participant is bound, or (b) any policy adopted by the Company applicable to the Participant that provides for forfeiture or disgorgement with respect to incentive compensation that includes Awards under the Plan. In addition, the Board may require forfeiture and disgorgement to the Company of outstanding Awards, and the proceeds from the exercise or disposition of Awards or Shares acquired under Awards, with interest and other related earnings, to the extent required by law or applicable stock exchange standards, including any related policy adopted by the Company. Each Participant, by accepting or being deemed to have accepted an Award under this Plan, agrees to cooperate fully with the Board, and to cause any and all permitted transferees of the Participant to cooperate fully with the Board, to effectuate any forfeiture or disgorgement required under this Plan. Neither the Board, the Company, nor any other Person, other than the Participant and the Participant's permitted transferees, if any, will be responsible for any adverse tax or other consequences to a Participant or the Participant's permitted transferees, if any, that may arise in connection with this Section 9.3.

9.4 Securities Law Compliance

(1) This Plan (including any amendments to it), the terms of the grant of any Award, the grant of any Award, the exercise of any Option, the delivery of any Shares upon exercise or settlement of any Award, or the Corporation's election to deliver Shares in settlement of any Share Units, SARs or DSUs, will be subject to all applicable federal, provincial, state and foreign laws, rules and regulations, the rules and regulations of applicable Exchanges and to such approvals by any regulatory or governmental agency as may, as determined by the Corporation, be required. The Corporation will not be obliged by any provision of this Plan, or the grant or settlement of any Award, or exercise of any Option under this Plan to issue, sell or deliver Shares in violation of such laws, rules and regulations or any condition of such approvals.

(2) No Awards will be granted, and no Shares will be issued, sold or delivered pursuant to this Plan, where such grant, issue, sale or delivery would require registration of this Plan or of the Shares under the securities laws of any jurisdiction or the filing of any prospectus for the qualification of same thereunder, and any purported grant of any Award or purported issue or sale of Shares in violation of this provision will be void.

(3) Shares issued, sold or delivered to Participants under this Plan may be subject to limitations on sale or resale under Applicable Securities Laws and/or certain hold periods required by the Exchange.

(4) If Shares cannot be issued to a Participant upon the exercise of an Option due to legal or regulatory restrictions, the obligation of the Corporation to issue such Shares will terminate and any funds paid to the Corporation in connection with the exercise of such Option will be returned to the applicable Participant as soon as practicable.

(5) With respect to Awards granted in the United States or to U.S. Persons or at such time as the Corporation ceases to be a "foreign private issuer" (as defined under the U.S. Securities Act), unless the Shares which may be issued upon the exercise or settlement of such Awards are registered under the U.S. Securities Act, the Awards granted and any Shares that may be issuable upon the exercise or settlement of such Awards will be considered "restricted securities" (as such term is defined in Rule 144(a)(3) under the U.S. Securities Act). Accordingly, any such Awards or Shares issued prior to an effective registration statement filed with the SEC may not be transferred, sold, assigned, pledged, hypothecated or otherwise disposed by the Participant, directly or indirectly, without registration under the U.S. Securities Act and applicable state securities laws or unless in compliance with an available exemption therefrom (the "U.S. Resale Restrictions"). In addition to U.S. Resale Restrictions, such Awards granted in the United States or to U.S. Persons shall be subject to any hold periods required by the Exchange and, in addition to the legend described in this Section 9.4(5), endorsed with a legend in the form prescribed by the Exchange. Certificate(s) representing the Awards and any Shares issued upon the exercise or settlement of such Awards prior to an effective registration statement filed with the SEC, and all certificate(s) issued in exchange therefor or in substitution thereof, will be endorsed with the following or a similar legend until such time as it is no longer required under the applicable requirements of the U.S. Securities Act:

"THE SECURITIES REPRESENTED HEREBY [for Awards add: AND ANY SECURITIES ISSUABLE UPON EXERCISE HEREOF] HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER. HEDGING TRANSACTIONS INVOLVING SUCH SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT."

9.5 Reorganization of the Corporation

The existence of any Awards will not affect in any way the right or power of the Corporation or its Shareholders to make or authorize any adjustment, reclassification, recapitalization, reorganization or other change in the Corporation's capital structure or its business, or any amalgamation, combination, merger or consolidation involving the Corporation or to create or issue any bonds, debentures, Shares or other securities of the Corporation or the rights and conditions attaching thereto or to affect the dissolution or liquidation of the Corporation or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar nature or otherwise.

9.6 Quotation of Shares

So long as the Shares are listed on one or more Exchanges, the Corporation must apply to such Exchange or Exchanges for the listing or quotation, as applicable, of the Shares underlying the Awards granted under this Plan, however, the Corporation cannot guarantee that such Shares will be listed or quoted on any Exchange.

9.7 Governing Laws

This Plan and all matters to which reference is made in this Plan will be governed by and interpreted in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

9.8 Severability

The invalidity or unenforceability of any provision of this Plan will not affect the validity or enforceability of any other provision and any invalid or unenforceable provision will be severed from this Plan.

9.9 Code Section 409A

It is intended that any payments under this Plan to U.S. Taxpayers will be exempt from or comply with Code Section 409A, and all provisions of this Plan will be construed and interpreted in a manner consistent with the requirements for avoiding taxes and penalties under Code Section 409A. Solely to the extent that Awards of a U.S. Taxpayer are determined to be subject to Code Section 409A, the following will apply with respect to the rights and benefits of U.S. Taxpayers under this Plan:

(1) Except as permitted under Code Section 409A, any deferred compensation (within the meaning of Code Section 409A) payable to or for the benefit of a U.S. Taxpayer may not be reduced by, or offset against, any amount owing by the U.S. Taxpayer to the Corporation or any of its Affiliates.

(2) Subject to the terms of this Plan, if a U.S. Taxpayer becomes entitled to receive payment in respect of any Share Units or any DSUs that are subject to Code Section 409A, as a result of their Separation from Service and the U.S. Taxpayer is a "specified Employee" (within the meaning of Code Section 409A) at the time of their Separation from Service, and the Board makes a good faith determination that (a) all or a portion of the Share Units or DSUs constitute "deferred compensation" (within the meaning of Code Section 409A) and (b) any such deferred compensation that would otherwise be payable during the six-month period following such Separation from Service is required to be delayed pursuant to the six-month delay rule set forth in Code Section 409A in order to avoid taxes or penalties under Code Section 409A, then payment of such "deferred compensation" will not be made to the U.S. Taxpayer before the date which is six months after the date of their Separation from Service (and will be paid in a single lump sum on the first day of the seventh month following the date of such Separation from Service) or, if earlier, the U.S. Taxpayer's date of death.

(3) A U.S. Taxpayer's status as a "specified Employee" (within the meaning of Code Section 409A) will be determined by the Corporation as required by Code Section 409A on a basis consistent with Code Section 409A and such basis for determination will be consistently applied to all plans, programs, contracts, agreements, etc. maintained by the Corporation that are subject to Code Section 409A.

(4) Although the Corporation intends that Share Units will be exempt from Code Section 409A or will comply with Code Section 409A, and that DSUs will comply with Code Section 409A, the Corporation makes no assurances that the Share Units will be exempt from Code Section 409A or will comply with it. Each U.S. Taxpayer, any Beneficiary or the U.S. Taxpayer's estate, as the case may be, is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or for the account of such U.S. Taxpayer in connection with this Plan (including any taxes and penalties under Code Section 409A), and neither the Corporation nor any Subsidiary will have any obligation to indemnify or otherwise hold such U.S. Taxpayer or Beneficiary or the U.S. Taxpayer's estate harmless from any or all of such taxes or penalties.

(5) In the event that the Board determines that any amounts payable under this Plan will be taxable to a Participant under Code Section 409A prior to payment to such Participant of such amount, the Corporation may, subject to any requirements for Shareholder approval set out in the Exchange Rules, (a) adopt such amendments to this Plan and Share Units and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Board determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by this Plan and Share Units under this Plan and/or (b) take such other actions as the Board determines necessary or appropriate to avoid or limit the imposition of an additional tax under Code Section 409A.

(6) In the event the Corporation amends, suspends or terminates this Plan or Share Units as permitted under this Plan, such amendment, suspension or termination will be undertaken in a manner that does not result in adverse tax consequences under Code Section 409A.

9.10 Effective Date of this Plan

This Plan will become effective upon a date to be determined by the Board.

EXHIBIT "A"
TO OMNIBUS EQUITY INCENTIVE PLAN OF SANDBOX ROYALTIES CORP.

FORM OF OPTION AGREEMENT

This Option Agreement (this "Agreement") is entered into as of [date] between Sandbox Royalties Corp. (the "Corporation") and the Participant (as defined below) pursuant to the Corporation's Omnibus Equity Incentive Plan (the "Plan"), a copy of which is attached to this Agreement, and confirms that on:

1. __________________ (the "Grant Date"),

2. __________________ (the "Participant")

3. was granted _________________________ options ("Options") to purchase common shares in the capital from treasury of the Corporation (each, a "Share"), in accordance with the terms of the Plan, which Options will bear the following terms:

(a) Exercise Price and Expiry. Subject to the vesting conditions specified below, the Options will be exercisable by the Participant at a price of CAD$[●] per Share (the "Option Price") at any time prior to expiry on [●] (the "Expiry Date").

(b) Vesting; Time of Exercise. Subject to the terms of the Plan, the Options will vest and become exercisable as follows:

Number of Options	Vested On

If the aggregate number of Shares vesting in a tranche set forth above includes a fractional Share, the aggregate number of Shares will be rounded down to the nearest whole number of Shares. Notwithstanding anything to the contrary in this Agreement, the Options will expire on the Expiry Date set forth above and must be exercised, if at all, on or before the Expiry Date. Options are denominated in Canadian dollars (CAD$).

4. The Options will be exercisable only by delivery to the Corporation of a duly completed and executed notice in the form attached to this Agreement (the "Exercise Notice"), together with (a) payment of the Option Price for each Share covered by the Exercise Notice, and (b) payment of any withholding taxes as required in accordance with the terms of the Exercise Notice. Any such payment to the Corporation will be made by certified cheque or wire transfer in readily available funds.

5. Subject to the terms of the Plan, the Options specified in an Exercise Notice will be deemed to be exercised upon receipt by the Corporation of such written Exercise Notice, together with the payment of all amounts required to be paid by the Participant to the Corporation pursuant to Section 4 of this Agreement.

6. The Participant represents and warrants to the Corporation (on the date of this Agreement and upon each exercise of Options) that:

(a) the Participant has not received any offering memorandum, or any other documents (other than annual financial statements, interim financial statements or any other document the content of which is prescribed by statute or regulation, other than an offering memorandum) describing the business and affairs of the Corporation that has been prepared for delivery to, and review by, a prospective purchaser in order to assist it in making an investment decision in respect of the Shares;

(b) the Participant is acquiring the Shares without the requirement for the delivery of a prospectus or offering memorandum, pursuant to an exemption under applicable securities legislation and, as a consequence, is restricted from relying upon the civil remedies otherwise available under applicable securities legislation and may not receive information that would otherwise be required to be provided to it;

(c) the Participant has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Corporation and does not desire to utilize a registrant in connection with evaluating such merits and risks;

(d) the Participant acknowledges that an investment in the Shares involves a high degree of risk, and represents that it understands the economic risks of such investment and is able to bear the economic risks of this investment;

(e) the Participant is responsible for paying any applicable taxes and withholding taxes arising from the exercise of any Options, as provided in Section 9.2 of the Plan;

(f) this Agreement constitutes a legal, valid and binding obligation of the Participant, enforceable against the Participant in accordance with its terms; and

(g) the execution and delivery of this Agreement and the performance of the obligations of the Participant under this Agreement will not result in the creation or imposition of any lien, charge or encumbrance upon the Shares.

The Participant acknowledges that the Corporation is relying upon such representations and warranties in granting the Options and issuing any Shares upon exercise thereof.

7. The Participant: (a) acknowledges and represents that the Participant fully understands and agrees to be bound by the terms and provisions of this Agreement and the Plan; (b) agrees and acknowledges that the Participant has received a copy of the Plan and that the terms of the Plan form part of this Agreement, and (c) accepts these Options subject to all of the terms and provisions hereof and of the Plan. [To the extent of any inconsistency between the terms of this Agreement and those of the Plan, the terms of the Plan will govern]. The Participant has reviewed this Agreement and the Plan, and has had an opportunity to obtain the advice of counsel prior to executing this Agreement.

8. This Agreement and the terms of the Plan (including any Exercise Notice delivered in connection with the exercise of any Options) constitute the entire agreement of the Corporation and the Participant (collectively, the "Parties") with respect to the Options and supersede in their entirety all prior undertakings and agreements of the Parties with respect to the subject matter of this Agreement, and may not be modified adversely to the Participant's interest except by means of a writing signed by the Parties. This Agreement and the terms of the Plan incorporated in this Agreement are to be construed in accordance with and governed by the laws of the Province of British Columbia. Should any provision of this Agreement or the Plan be determined by a court of law to be illegal or unenforceable, such provision will be enforced to the fullest extent allowed by law and the other provisions will nevertheless remain effective and will remain enforceable.

9. In accordance with Section 9.4(5) of the Plan, if the Options and the underlying Shares are not registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), or any state securities laws, the Options may not be exercised in the United States or by U.S. Persons unless an exemption from the registration requirements of the U.S. Securities Act is available. Any Shares issued to Option holders in the United States that have not been registered under the U.S. Securities Act will be deemed "restricted securities" (as defined in Rule 144(a)(3) of the U.S. Securities Act) and bear a restrictive legend to such effect.

All capitalized terms used but not otherwise defined in this Agreement will have the meaning given in the Plan.

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IN WITNESS WHEREOF the Parties have executed this Agreement as of the date first set out above.

SANDBOX ROYALTIES CORP.

Per:
Authorized Signatory

[NAME OF PARTICIPANT] [Name of Authorized Signatory: ●]
[Title of Authorized Signatory: ●]

Note to Plan Participants

This Agreement must be signed where indicated and returned to the Corporation within 30 days of receipt. Failure to delivery an executed copy of this Agreement by such date will result in the cancellation of your Options.

FORM OF OPTION EXERCISE NOTICE

TO: SANDBOX ROYALTIES CORP.

This Exercise Notice is made in reference to the Omnibus Equity Incentive Plan (the "Plan") of Sandbox Royalties Corp. (the "Corporation").

The undersigned (the "Participant") holds options ("Options") under the Plan to purchase ● common shares of the Corporation (each, a "Share") at a price per Share of CAD$● (the "Option Price") pursuant to the terms and conditions set out in that certain option agreement between the Participant and the Corporation dated ● (the "Agreement"). The Participant confirms the representations and warranties contained in the Agreement.

The Participant hereby irrevocably gives notice of the exercise of __________ Options held by the Participant pursuant to the Agreement at the Option Price, for an aggregate exercise price of CAD$__________ (the "Aggregate Option Price"), on the terms specified in the Agreement and encloses herewith a certified cheque payable to the Corporation or evidence of wire transfer to the Corporation in full satisfaction of the Aggregate Option Price.

The Participant acknowledges and agrees that: (i) in addition to the Aggregate Option Price, the Corporation may require the Participant to also provide the Corporation with a certified cheque or evidence of wire transfer equal to the amount of any Applicable Withholding Taxes associated with the exercise of such Options, before the Corporation will issue any Shares to the Participant in settlement of the Options; and (ii) the Corporation will have the sole discretion to determine the amount of any Applicable Withholding Taxes associated with the exercise of such Options, and will inform the Participant of such amount as soon as reasonably practicable upon receipt of this completed Exercise Notice.

Registration:

The Shares issued pursuant to this Exercise Notice are to be registered in the name of the undersigned and are to be delivered, as directed below:

Name:
Address:

Date	Name of Participant

Signature of Participant

EXHIBIT "B"
TO OMNIBUS EQUITY INCENTIVE PLAN OF SANDBOX ROYALTIES CORP.

FORM OF SHARE APPRECIATION RIGHT AGREEMENT

This Share Appreciation Right Agreement (this "Agreement") is entered into as of [date] between Sandbox Royalties Corp. (the "Corporation") and the Participant (as defined below) pursuant to the Corporation's Omnibus Equity Incentive Plan (the "Plan"), a copy of which is attached to this Agreement, and confirms that on:

1. __________________ (the "Grant Date"),

2. __________________ (the "Participant")

3. was granted _________________________ share appreciation rights ("SARs") in accordance with the terms of the Plan, which SARs will bear the following terms:

(a) Settlement Price. Subject to the vesting conditions specified below, the SARs will have a Base Value of CAD$● per Share and shall be settled by the Corporation by the payment of cash, issuance of Shares or a combination thereof (as determined by the Corporation in its discretion), having an aggregate value equal to the Appreciation Value of the SARs to be settled, after deduction of any Applicable Withholding Taxes.

(b) Vesting. Subject to the terms of the Plan, the SARs will vest as follows:

Number of SARs	Vesting Date / Condition

If the aggregate number of Shares vesting in a tranche set forth above includes a fractional Share, the aggregate number of Shares will be rounded down to the nearest whole number of Shares.

4. The Participant represents and warrants to the Corporation (on the date of this Agreement and upon each settlement of the SARs granted pursuant to this Agreement) that:

(a) the Participant has not received any offering memorandum or any other document describing the business and affairs of the Corporation that has been prepared for delivery to, and review by, a prospective purchaser in order to assist it in making an investment decision in respect of the Shares;

(b) the Participant is acquiring the SARs and any underlying Shares, if any, without the requirement for the delivery of a prospectus or offering memorandum pursuant to an exemption under applicable securities laws and, as a consequence, is restricted from relying upon the civil remedies otherwise available under applicable securities laws, and may not receive information that would otherwise be required to be provided to it;

(c) the Participant has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Corporation and does not desire to utilize a registrant in connection with evaluating such merits and risks;

(d) the Participant acknowledges that an investment in the Shares involves a high degree of risk, and represents that it understands the economic risks of such investment and is able to bear the economic risks of this investment;

(e) the Participant acknowledges that the Participant is responsible for paying any applicable taxes, including withholding taxes, arising from or with respect to the settlement of any SARs, and the sale of any Shares acquired in connection with such settlement, if any, as provided in Section 9.2 of the Plan;

(f) this Agreement constitutes a legal, valid and binding obligation of the Participant, enforceable against the Participant in accordance with its terms; and

(g) the execution and delivery of this Agreement and the performance by the Participant of its obligations under this Agreement will not result in the creation or imposition of any lien, charge or encumbrance upon the Shares.

The Participant acknowledges that the Corporation is relying upon such representations and warranties in granting the SARs and paying any cash and/or issuing any Shares upon settlement of any SARs.

5. The Participant: (a) acknowledges and represents that the Participant fully understands and agrees to be bound by the terms and provisions of this Agreement and the Plan; (b) agrees and acknowledges that the Participant has received a copy of the Plan and that the terms of the Plan form part of this Agreement, and (c) accepts the SARs subject to all of the terms and provisions of this Agreement and of the Plan. [If there is any inconsistency between the terms of this Agreement and those of the Plan, the terms of the Plan will govern]. The Participant has reviewed this Agreement and the Plan, and has had an opportunity to obtain the advice of counsel prior to executing this Agreement.

6. This Agreement and the Plan constitute the entire agreement of the Corporation and the Participant (collectively, the "Parties") with respect to the SARs and supersede in their entirety all prior undertakings and agreements of the Parties with respect to the subject matter of this Agreement, and may not be modified adversely to the Participant's interest except by means of a writing signed by the Parties. This Agreement and the terms of the Plan are to be construed in accordance with and governed by the laws of the Province of British Columbia. Should any provision of this Agreement or the Plan be determined by a court of law to be illegal or unenforceable, such provision will be enforced to the fullest extent allowed by law and the other provisions will nevertheless remain effective and will remain enforceable.

7. In accordance with Section 9.4(5) of the Plan, if the SARs and any Shares that may be issued upon settlement of the SARs are not registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), or any applicable state securities laws, the SARs may not be settled by the issuance of Shares in the United States or by U.S. Persons, unless an exemption from the registration requirements of the U.S. Securities Act is available. If the Participant is a U.S. Person or is in the United States, any Shares issued to the Participant that have not been registered under the U.S. Securities Act will be deemed "restricted securities" (as defined in Rule 144(a)(3) of the U.S. Securities Act) and bear a restrictive legend to such effect.

All capitalized terms used but not otherwise defined in this Agreement will have the meaning given in the Plan.

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IN WITNESS WHEREOF the Parties have executed this Agreement as of the date first set out above.

SANDBOX ROYALTIES CORP.

Per:
Authorized Signatory

[NAME OF PARTICIPANT] [Name of Authorized Signatory: ●]
[Title of Authorized Signatory: ●]

Note to Plan Participants

This Agreement must be signed where indicated and returned to the Corporation within 30 days of receipt. Failure to return an executed copy of this Agreement by such time will result in the cancellation of your SARs.

EXHIBIT "C"
TO OMNIBUS EQUITY INCENTIVE PLAN OF SANDBOX ROYALTIES CORP.

FORM OF SHARE UNIT AGREEMENT

This Share Unit Agreement (this "Agreement") is entered into between Sandbox Royalties Corp. (the "Corporation") and the Participant (as defined below) as of [date], pursuant to the Corporation's Omnibus Equity Incentive Plan (the "Plan"), a copy of which is attached to this Agreement, and confirms that on:

1. __________________________________ (the "Grant Date"),

2. __________________________________ (the "Participant")

3. was granted _________________________ Share Units (the "Share Units") in accordance with the terms of the Plan, which Share Units will vest as follows:

Number of Share Units	Time Vesting Conditions	Performance Vesting Conditions

all on the terms and subject to the conditions set out in the Plan.

4. The Share Units granted hereunder are [Cash-or-Share Settled Share Units] OR [Share-Settled Share Units]. [Sandbox to select wording to reflect which is applicable]

5. Subject to the terms and conditions of the Plan, the Performance Period for any performance-based Share Units commences on the Grant Date and ends at the close of business on [●] (the "Performance Period"), while the restriction period for any time-based Share Units commences on the Grant Date and ends at the close of business on [●] (the "Restriction Period"). Subject to the terms and conditions of the Plan, the Share Units will be redeemed and settled 15 days after the applicable Vesting Date, all in accordance with the terms of the Plan.

6. By signing this Agreement, the Participant acknowledges and agrees that:

(a) the Participant has read and understands the Plan and agrees with the terms and conditions of the Plan, which terms and conditions are incorporated into and form part of this Agreement (subject to any specific variations contained in this Agreement);

(b) subject to the vesting and other conditions and provisions in this Agreement and the Plan, each Share Unit will entitle the Participant to receive on settlement a payment described in the Plan;

(c) the Participant is responsible for paying any applicable taxes, including withholding taxes, arising from the vesting and redemption of any Share Unit, including any Shares issued in connection with such redemption, as determined by the Corporation in its sole discretion;

(d) the Share Units do not carry any voting rights;

(e) the value of the Share Units is denominated in Canadian dollars (CAD$) and such value is not guaranteed; and

(f) in the sole discretion of the Corporation, the Plan can be administered by a designee of the Corporation by virtue of Section 2.2 of the Plan and any communication from or to the designee will be deemed to be from or to the Corporation.

7. The Participant: (a) acknowledges and represents that the Participant fully understands and agrees to be bound by the terms and provisions of this Agreement and the Plan; (b) agrees and acknowledges that the Participant has received a copy of the Plan and that the terms of the Plan form part of this Agreement, and (c) accepts the Share Units subject to all of the terms and provisions of this Agreement and the Plan. [If there is any inconsistency between the terms of this Agreement and those of the Plan, the terms of the Plan will govern]. The Participant has reviewed this Agreement and the Plan and has had an opportunity to obtain the advice of counsel prior to executing this Agreement.

8. This Agreement and the terms of the Plan constitute the entire agreement of the Corporation and the Participant (collectively, the "Parties") with respect to the Share Units and supersede in their entirety all prior undertakings and agreements of the Parties with respect to the subject matter of this Agreement. This Agreement may not be modified adversely to the Participant's interest except by mutual written consent of the Parties. This Agreement and the terms of the Plan are to be construed in accordance with and governed by the laws of the Province of British Columbia. Should any provision of this Agreement or the Plan be determined by a court of law to be illegal or unenforceable, such provision will be enforced to the fullest extent allowed by law and the other provisions will nevertheless remain effective and will remain enforceable.

9. In accordance with Section 9.4(5) of the Plan, unless the Shares that may be issued upon the settlement of vested Share Units are registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), and any applicable state securities laws, such Shares may not be issued in the United States or to U.S. Persons, unless an exemption from the registration requirements of the U.S. Securities Act is available. Any Shares issued to a Participant in the United States that have not been registered under the U.S. Securities Act will be deemed "restricted securities" (as defined in Rule 144(a)(3) of the U.S. Securities Act) and bear a restrictive legend to such effect.

All capitalized terms used but not otherwise defined in this Agreement will have the meaning given in the Plan.

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IN WITNESS WHEREOF the Parties have executed this Agreement as of the date first set out above.

SANDBOX ROYALTIES CORP.

Per:
Authorized Signatory

[NAME OF PARTICIPANT]

Note to Plan Participants

This Agreement must be signed where indicated and returned to the Corporation within 30 days of receipt. Failure to acknowledge acceptance of this grant will result in the cancellation of your Share Units.

EXHIBIT "D"
TO OMNIBUS EQUITY INCENTIVE PLAN OF SANDBOX ROYALTIES CORP.

FORM OF DEFERRED SHARE UNIT AGREEMENT

This DSU Agreement (this "Agreement") is entered into as of [date] between Sandbox Royalties Corp. (the "Corporation") and the Participant (as defined below), pursuant to the Corporation's Omnibus Equity Incentive Plan (the "Plan"), a copy of which is attached to this Agreement, and confirms that on:

1. __________________________________ (the "Grant Date"),

2. __________________________________ (the "Participant")

3. was granted _________________ deferred share units ("DSUs"), in accordance with the terms of the Plan.

4. The DSUs subject to this Agreement [are fully vested] [will become vested as follows: _________________].

5. Subject to the terms of the Plan, the settlement of the DSUs, in cash (or, at the election of the Corporation, in Shares or a combination of cash and Shares), will be payable to the Participant, net of any Applicable Withholding Taxes in accordance with the Plan, not later than December 15th of the first calendar year commencing immediately after the Termination Date, provided that if the Participant is a U.S. Taxpayer, the settlement will be as soon as administratively feasible following the Participant's Separation from Service. If the Participant is both a U.S. Taxpayer and a Canadian Participant, the settlement of the DSUs will be subject to the provisions of Section 6.5(1) of the Plan.

6. By signing this agreement, the Participant:

(a) acknowledges that the Participant has read and understands the Plan and agrees with the terms and conditions of the Plan, which terms and conditions are incorporated into and form part of this Agreement (subject to any specific variations contained in this Agreement);

(b) acknowledges that the Participant is responsible for paying any applicable taxes, including withholding taxes, arising from the vesting and redemption of any DSU, as determined by the Corporation in its sole discretion;

(c) agrees that the DSUs do not carry any voting rights;

(d) acknowledges that the value of the DSUs is denominated in Canadian dollars (CAD$), and such value is not guaranteed; and

(e) recognizes that, in the sole discretion of the Corporation, the Plan can be administered by a designee of the Corporation by virtue of Section 2.2 of the Plan and any communication from or to the designee will be deemed to be from or to the Corporation.

7. The Participant: (a) acknowledges and represents that the Participant fully understands and agrees to be bound by the terms and provisions of this Agreement and the Plan; (b) agrees and acknowledges that the Participant has received a copy of the Plan and that the terms of the Plan form part of this Agreement, and (c) accepts the DSUs subject to all of the terms and provisions of this Agreement and of the Plan. [If there is any inconsistency between the terms of this Agreement and the Plan, the terms of the Plan will govern]. The Participant has reviewed this Agreement and the Plan, and has had an opportunity to obtain the advice of counsel prior to executing this Agreement.

8. This Agreement and the Plan constitute the entire agreement of the Corporation and the Participant (collectively, the "Parties") with respect to the DSUs and supersede in their entirety all prior undertakings and agreements of the Parties with respect to the DSUs. This Agreement may not be modified adversely to the Participant's interest except by mutual written consent of the Parties. This Agreement and the terms of the Plan are to be construed in accordance with and governed by the laws of the Province of British Columbia. Should any provision of this Agreement or the Plan be determined by a court of law to be illegal or unenforceable, such provision will be enforced to the fullest extent allowed by law and the other provisions will nevertheless remain effective and will remain enforceable.

9. In accordance with Section 9.4(5) of the Plan, unless the Shares that may be issued upon the settlement of the DSUs are registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), and any applicable state securities laws, such Shares may not be issued in the United States or to U.S. Persons, unless an exemption from the registration requirements of the U.S. Securities Act is available. Any Shares issued to a Participant in the United States that have not been registered under the U.S. Securities Act will be deemed "restricted securities" (as defined in Rule 144(a)(3) of the U.S. Securities Act) and bear a restrictive legend to such effect.

All capitalized terms used but not otherwise defined in this Agreement will have the meaning given in the Plan.

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IN WITNESS WHEREOF the Parties have executed this Agreement as of the date first set out above.

SANDBOX ROYALTIES CORP.

Per:
Authorized Signatory

[NAME OF PARTICIPANT]

Note to Plan Participants

This Agreement must be signed where indicated and returned to the Corporation within 30 days of receipt. Failure to acknowledge acceptance of this grant will result in the cancellation of your DSUs.

EXHIBIT "E"
TO OMNIBUS EQUITY INCENTIVE PLAN OF SANDBOX ROYALTIES CORP.

FORM OF SHARE-SETTLED SHARE UNIT DEFERRED SETTLEMENT ELECTION

This Share-Settled Share Unit Deferred Settlement Election (this "Election") is provided by the Participant noted below to Sandbox Royalties Corp. (the "Corporation") as of [date], pursuant to the Corporation's Omnibus Equity Incentive Plan (the "Plan"). All capitalized terms used but not otherwise defined in this Election will have the meaning given in the Plan.

Pursuant to Section 5.6(4) of the Plan, the undersigned hereby elects to defer the Redemption Date in respect of the following Share-Settled Share Units:

 [number] Share-Settled Share Units which have a Vesting Date of [insert date].

By signing this Election, the Participant:

(a) acknowledges that the Participant has read and understands the Plan and agrees with the terms and conditions of the Plan, including as to the making of this Election, which terms and conditions are incorporated into and form part of this Election;

(b) acknowledges that this Election is valid only if provided to the Corporation not later than 30 days prior to the Vesting Date for the Share-Settled Share Units designated above;

(c) confirms that this Election does not apply in respect of any Cash-or-Share Settled Share Units;

(d) acknowledges that this Election is irrevocable in respect of the calendar year in which it is made;

(e) confirms that the Participant is responsible for providing written notice to the Corporation of the Participant's revocation of this Election;

(f) acknowledges that, by virtue of making this Election, the Redemption Date for the Share-Settled Share Units designated above will be the date that is the earlier of: (a) the 15th day following the date that the Participant has informed, in writing, the Corporation of the revocation of his or her Election (or, if such day is not a Business Day, on the immediately following Business Day); and (b) the Termination Date of the Participant;

(g) acknowledges that the value of the Shares to be issued to the Participant on the Redemption Date of the Share-Settled Share Units designated above is not guaranteed and may decrease in value from the Vesting Date of such Share-Settled Share Units; and

(h) acknowledges and confirms that the Corporation is not providing any tax or legal advice to the Participant in respect of the tax or other implications of making this Election and that the Participant has had the opportunity to receive independent tax advice.

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[NAME OF PARTICIPANT]